FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206361-05

Free Writing Prospectus dated September 14, 2016

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 669-7629 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com.

The information in this file (the “File”) is an electronic copy of the information set forth in the Appendix titled “Certain Characteristics of the Mortgage Loans and Mortgage Properties” to the prospectus. This File does not contain all information that is required to be included in the prospectus. This File should be reviewed only in conjunction with the entire prospectus. Prospective investors are advised to read carefully, and should rely on, the prospectus relating to the certificates referred to herein in making their investment decision.

The information in this File may be amended and/or supplemented prior to the time of sale. The information in this File supersedes any contrary information contained in any prior File relating to the certificates and will be superseded by any contrary information contained in any subsequent File prior to the time of sale.

Methodologies used in deriving certain information contained in this File are more fully described elsewhere in the prospectus. The information in this File should not be viewed as projections, forecasts, predictions or opinions with respect to value.

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

Annex A-1

								Number of	Property	Property		Year		Unit of
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Properties	Type	Subtype	Year Built	Renovated	Units(2)	Measure	Occupancy %(3)
1	JPMCB	9 West 57th Street	9 West 57th Street	New York	NY	10019	New York	1	Office	CBD	1972		1,680,218	Square Feet	63.5%
2	JPMCB	693 Fifth Avenue	693 Fifth Avenue	New York	NY	10022	New York	1	Mixed Use	Retail/Office	1993	2015	96,514	Square Feet	57.1%
3	JPMCB	Opry Mills	433 Opry Mills Drive	Nashville	TN	37214	Davidson	1	Retail	Super Regional Mall	2000	2012	1,169,633	Square Feet	98.6%
4	JPMCB	Westfield San Francisco Centre	865 Market Street	San Francisco	CA	94103	San Francisco	1	Mixed Use	Super Regional Mall/Office	1908, 1988	2006	794,521	Square Feet	95.6%
5	JPMCB	1 Kaiser Plaza	1 Kaiser Plaza	Oakland	CA	94612	Alameda	1	Office	CBD	1971		528,158	Square Feet	96.5%
6	JPMCB	Salesforce Tower	111 Monument Circle and 120 North Pennsylvania Street	Indianapolis	IN	46204	Marion	1	Office	CBD	1959, 1990	1993	1,105,117	Square Feet	86.1%
7	BSP	Amazon Buckeye Logistics Center	6835 West Buckeye Road	Phoenix	AZ	85043	Maricopa	1	Industrial	Warehouse/Distribution	2007, 2011		1,009,351	Square Feet	100.0%
8	SMF VI	Crocker Park Phase One & Two	189 Crocker Park Boulevard	Westlake	OH	44145	Cuyahoga	1	Mixed Use	Office/Retail	2004-2010		615,062	Square Feet	98.5%
9	JPMCB	1333 Broadway	1333 Broadway	Oakland	CA	94612	Alameda	1	Office	CBD	1973		240,051	Square Feet	92.9%
10	JPMCB	Laguna Design Center	23807 & 23811 Aliso Creek Road	Laguna Niguel	CA	92677	Orange	1	Mixed Use	Retail/Office	1985		236,727	Square Feet	93.4%
11	BSP	Sheraton Salt Lake City	150 West 500 South	Salt Lake City	UT	84101	Salt Lake	1	Hotel	Full Service	1975	2015	362	Rooms	82.2%
12	SMF VI	National Business Park	Various	Princeton	NJ	08540	Middlesex	5	Office	Suburban	Various		450,543	Square Feet	83.9%
12.01	SMF VI	4 Research Way	4 Research Way	Princeton	NJ	08540	Middlesex	1	Office	Suburban	1984		123,860	Square Feet	89.5%
12.02	SMF VI	2 Research Way	2 Research Way	Princeton	NJ	08540	Middlesex	1	Office	Suburban	1984		116,746	Square Feet	70.9%
12.03	SMF VI	107 College Road East	107 College Road East	Princeton	NJ	08540	Middlesex	1	Office	Suburban	1980		78,759	Square Feet	100.0%
12.04	SMF VI	105 College Road East	105 College Road East	Princeton	NJ	08540	Middlesex	1	Office	Suburban	1979		77,618	Square Feet	79.0%
12.05	SMF VI	103 College Road East	103 College Road East	Princeton	NJ	08540	Middlesex	1	Office	Suburban	1977		53,560	Square Feet	82.9%
13	JPMCB	Embassy Suites Charleston	300 Court Street	Charleston	WV	25301	Kanawha	1	Hotel	Full Service	1997		253	Rooms	71.1%
14	BSP	Vadata - Ashburn Data Center	21271, 21267 and 21263 Smith Switch Road	Ashburn	VA	20147	Loudoun	1	Office	Data Center	2013-2015		430,663	Square Feet	100.0%
15	JPMCB	Embassy Suites Busch Gardens Hotel	3705 Spectrum Boulevard	Tampa	FL	33612	Hillsborough	1	Hotel	Full Service	1998	2011	247	Rooms	81.6%
16	JPMCB	100 East Wisconsin Avenue	100 East Wisconsin Avenue and 720 North Water Street	Milwaukee	WI	53202	Milwaukee	1	Office	CBD	1988-1989		435,443	Square Feet	82.0%
17	JPMCB	Homewood Suites Nashville Downtown	706 Church Street	Nashville	TN	37203	Davidson	1	Hotel	Extended Stay	1919	2007	113	Rooms	84.7%
18	BSP	2500 83rd Street	2500 83rd Street	North Bergen	NJ	07047	Hudson	1	Industrial	Warehouse/Distribution	1960	2015	293,594	Square Feet	100.0%
19	JPMCB	Fountains at the Bayou	11710 & 11810 Algonquin Drive	Houston	TX	77089	Harris	1	Multifamily	Garden	1970	2015	458	Units	92.8%
20	JPMCB	Centrica	1550 West Southern Avenue	Mesa	AZ	85202	Maricopa	1	Office	Suburban	1978	2015	116,982	Square Feet	100.0%
21	SMF VI	Cicero Marketplace	5845, 5663, 5701 & 5671 East Circle Drive	Cicero	NY	13039	Onondaga	1	Retail	Anchored	1980, 2004, 2005		146,849	Square Feet	97.5%
22	SMF VI	Hillside Industrial	600 North Union Avenue	Hillside	NJ	07205	Union	1	Industrial	Warehouse/Distribution	1948		743,047	Square Feet	97.2%
23	JPMCB	Embassy Suites Palmdale	39375 5th Street West	Palmdale	CA	93551	Los Angeles	1	Hotel	Full Service	2010		150	Rooms	83.5%
24	BSP	Vadata - Manassas Data Center	7060 & 7070 Wellington Road	Manassas	VA	20109	Prince William	1	Office	Data Center	2015		297,160	Square Feet	100.0%
25	JPMCB	The Villas of East Cobb	1049 Powers Ferry Road Southeast	Marietta	GA	30067	Cobb	1	Multifamily	Garden	1974	2002	414	Units	90.8%
26	JPMCB	Hilton Garden Inn Ridgefield Park	70 Challenger Road	Ridgefield Park	NJ	07660	Bergen	1	Hotel	Limited Service	2009		140	Rooms	83.2%
27	JPMCB	415 West 13th Street	415 West 13th Street	New York	NY	10014	New York	1	Retail	Single Tenant	1900	2003	8,058	Square Feet	100.0%
28	SMF VI	Embassy Suites Lake Buena Vista	8100 Lake Street	Orlando	FL	32836	Orange	1	Hotel	Full Service	1991	2014	334	Rooms	83.2%
29	JPMCB	Shadow Creek Apartments	7500 Pinemont Drive	Houston	TX	77040	Harris	1	Multifamily	Garden	1980	2016	296	Units	94.3%
30	JPMCB	Wesley Pond	3000 Highway 5 and 7090 Arbor Parkway	Douglasville	GA	30135	Douglas	1	Multifamily	Garden	1988, 1997		246	Units	97.2%
31	SMF VI	Decatur Crossing II	6420, 6450 & 6480 Cameron Street	Las Vegas	NV	89118	Clark	1	Industrial	Flex	2006		140,596	Square Feet	89.9%
32	BSP	Vadata - Haymarket Data Center	15395 John Marshall Highway	Haymarket	VA	20169	Prince William	1	Office	Data Center	1999	2014	236,000	Square Feet	100.0%
33	JPMCB	Doubletree Fayetteville	1965 Cedar Creek Road	Fayetteville	NC	28312	Cumberland	1	Hotel	Full Service	1986	2008	148	Rooms	75.2%
34	SMF VI	Triad and University Court Apartments	Various	Various	NY	Various	Erie	2	Various	Various	Various		139	Units	95.0%
34.01	SMF VI	Triad Apartments	1400 Millersport Highway	Amherst	NY	14221	Erie	1	Mixed Use	Student/Retail	1977		95	Units	96.8%
34.02	SMF VI	University Court Apartments	3442 Main Street	Buffalo	NY	14214	Erie	1	Multifamily	Student	1925		44	Units	90.9%
35	SMF VI	West LA Office - 1950 Sawtelle Boulevard	1950 Sawtelle Boulevard	Los Angeles	CA	90025	Los Angeles	1	Office	Suburban	1985		106,875	Square Feet	93.5%
36	BSP	Arkansas Hotel Portfolio	Various	Various	AR	Various	Various	2	Hotel	Limited Service	Various	2015	158	Rooms	71.0%
36.01	BSP	Holiday Inn Express Bentonville	2205 Southeast Walton Boulevard	Bentonville	AR	72712	Benton	1	Hotel	Limited Service	1997	2015	84	Rooms	71.6%
36.02	BSP	Fairfield Inn & Suites Springdale	1043 Rieff Street	Springdale	AR	72762	Washington	1	Hotel	Limited Service	2004	2015	74	Rooms	70.3%
37	JPMCB	Sunshine Heights Shopping Center & Attic Self Storage	Various	West Monroe	LA	71291	Ouachita	2	Various	Various	Various		Various	Various	Various
37.01	JPMCB	Sunshine Heights Shopping Center	3426 Cypress Street	West Monroe	LA	71291	Ouachita	1	Retail	Anchored	1983		101,396	Square Feet	86.9%
37.02	JPMCB	Attic Self Storage	200 Warren Drive	West Monroe	LA	71291	Ouachita	1	Self Storage	Self Storage	1996		489	Units	98.0%
38	SMF VI	Hilton Home2 Suites Layton	803 Heritage Park Boulevard	Layton	UT	84041	Davis	1	Hotel	Extended Stay	2011		107	Rooms	69.3%
39	JPMCB	Hampton Inn Suites Orlando South Lake Buena Vista	4971 Calypso Cay Way	Kissimmee	FL	34746	Osceola	1	Hotel	Limited Service	2008		125	Rooms	77.0%
40	SMF VI	Holiday Inn Express - Aiken	2897 Whiskey Road	Aiken	SC	29803	Aiken	1	Hotel	Limited Service	2014		95	Rooms	71.2%
41	SMF VI	Shops at Laurel Springs	3245 Peachtree Parkway	Suwanee	GA	30024	Forsyth	1	Retail	Anchored	1996		68,465	Square Feet	93.9%
42	BSP	Fort Wayne Office Portfolio	Various	Fort Wayne	IN	Various	Allen	3	Office	Suburban	Various		178,388	Square Feet	78.4%
42.01	BSP	Pointe Inverness II	7030 Pointe Inverness Way	Fort Wayne	IN	46804	Allen	1	Office	Suburban	1990		57,873	Square Feet	83.3%
42.02	BSP	Executive Center I	3400 East Coliseum Boulevard	Fort Wayne	IN	46805	Allen	1	Office	Suburban	1986		59,711	Square Feet	95.4%
42.03	BSP	Executive Center II	3500 East Coliseum Boulevard	Fort Wayne	IN	46805	Allen	1	Office	Suburban	1989		60,804	Square Feet	57.0%
43	BSP	Fern Forest Apartments	1024 Ashwood Court	Gastonia	NC	28054	Gaston	1	Multifamily	Garden	1963, 1967, 1974	2012	184	Units	99.5%
44	BSP	Douglasville Crossroads	7003 Concourse Parkway	Douglasville	GA	30134	Douglas	1	Retail	Shadow Anchored	1999		42,720	Square Feet	100.0%
45	BSP	Seven Bridges	6325-6440 Main Street	Woodridge	IL	60517	DuPage	1	Mixed Use	Retail/Office	2007		49,115	Square Feet	84.6%
46	BSP	Comfort Suites Raleigh-Durham Airport	5219 Page Road	Durham	NC	27703	Durham	1	Hotel	Limited Service	1998	2013	125	Rooms	69.6%
47	BSP	Best Western Ellensburg	211 West Umptanum Road	Ellensburg	WA	98926	Kittitas	1	Hotel	Limited Service	2002		55	Rooms	78.2%
48	SMF VI	State University Retail Portfolio	Various	Various	Various	Various	Various	2	Retail	Various	Various	Various	11,190	Square Feet	100.0%
48.01	SMF VI	Blaze Pizza and First Watch	105 & 111 West University Drive	Tempe	AZ	85281	Maricopa	1	Retail	Unanchored	1987	2016	7,077	Square Feet	100.0%
48.02	SMF VI	Mattress Firm	1814 West Tennessee Street	Tallahassee	FL	32304	Leon	1	Retail	Freestanding	2015		4,113	Square Feet	100.0%
49	BSP	Summerfield Shoppes	11317 Big Bend Road	Riverview	FL	33579	Hillsborough	1	Retail	Unanchored	2001		40,000	Square Feet	100.0%
50	BSP	Holiday Inn Express Canton	157 Soldiers Colony Road	Canton	MS	39046	Madison	1	Hotel	Limited Service	2007		80	Rooms	57.3%
51	BSP	Wilshire Manor Apartments	1450 Sagebrush Trail	Euless	TX	76040	Tarrant	1	Multifamily	Garden	1965		118	Units	99.2%
52	SMF VI	Bluffton Self Storage	33 Parmenter Road	Bluffton	SC	29910	Beaufort	1	Self Storage	Self Storage	1987		301	Units	88.0%

A-1-1

Annex A-1

								Original		Current						Net
			Occupancy	Appraised	Appraisal	Current	Original	Balance	Current	Balance	% of Initial	Crossed	Related	Interest	Admin.	Mortgage		Monthly Debt	Annual Debt
Loan #	Seller(1)	Property Name	Date	Value ($)(4)	Date	LTV %(4)(5)	Balance ($)(6)(7)	per Unit ($)	Balance ($)(6)(7)	per Unit ($)	Pool Balance	Loan	Borrower(8)	Rate %(9)	Fee %(9)	Rate %(9)	Accrual Type	Service ($)(10)(11)	Service ($)(11)
1	JPMCB	9 West 57th Street	06/01/16	3,400,000,000	07/28/16	29.8%	100,000,000	603	100,000,000	603	8.2%	No	No	2.85950	0.00918	2.85032	Actual/360	241,601.27	2,899,215.28
2	JPMCB	693 Fifth Avenue	04/01/16	525,000,000	05/24/16	47.6%	80,000,000	2,590	80,000,000	2,590	6.6%	No	No	3.96600	0.01043	3.95557	Actual/360	420,769.06	5,049,228.72
3	JPMCB	Opry Mills	03/14/16	738,000,000	05/10/16	50.8%	80,000,000	321	80,000,000	321	6.6%	No	No	4.09200	0.01043	4.08157	Actual/360	276,588.89	3,319,066.67
4	JPMCB	Westfield San Francisco Centre	04/30/16	1,220,000,000	04/27/16	35.5%	60,000,000	545	60,000,000	545	4.9%	No	No	3.39400	0.00918	3.38482	Actual/360	172,056.94	2,064,683.33
5	JPMCB	1 Kaiser Plaza	04/01/16	212,000,000	06/22/16	45.8%	60,000,000	184	60,000,000	184	4.9%	No	Yes - Group 1	4.14000	0.01346	4.12654	Actual/360	209,875.00	2,518,500.00
6	JPMCB	Salesforce Tower	07/11/16	181,100,000	07/21/16	59.6%	60,000,000	98	60,000,000	98	4.9%	No	Yes - Group 2	4.36690	0.01346	4.35344	Actual/360	221,377.57	2,656,530.83
7	BSP	Amazon Buckeye Logistics Center	09/06/16	75,500,000	05/20/16	64.4%	48,587,500	48	48,587,500	48	4.0%	No	No	4.50000	0.01346	4.48654	Actual/360	184,733.72	2,216,804.64
8	SMF VI	Crocker Park Phase One & Two	07/22/16	214,400,000	05/19/16	65.3%	40,000,000	228	40,000,000	228	3.3%	No	No	4.92000	0.04043	4.87957	Actual/360	212,777.21	2,553,326.52
9	JPMCB	1333 Broadway	06/24/16	88,100,000	06/22/16	44.8%	39,500,000	165	39,500,000	165	3.2%	No	Yes - Group 1	4.14000	0.01346	4.12654	Actual/360	138,167.71	1,658,012.50
10	JPMCB	Laguna Design Center	05/01/16	54,360,000	06/15/16	70.2%	38,150,000	161	38,150,000	161	3.1%	No	No	4.30000	0.01346	4.28654	Actual/360	188,793.46	2,265,521.52
11	BSP	Sheraton Salt Lake City	06/30/16	50,200,000	08/01/17	69.7%	35,000,000	96,685	35,000,000	96,685	2.9%	No	No	5.32000	0.01346	5.30654	Actual/360	194,791.56	2,337,498.72
12	SMF VI	National Business Park	08/01/16	84,860,000	07/07/16	64.8%	33,000,000	122	33,000,000	122	2.7%	No	No	4.68000	0.01346	4.66654	Actual/360	170,754.01	2,049,048.12
12.01	SMF VI	4 Research Way	08/01/16	25,680,000	07/07/16		9,986,330		9,986,330		0.8%
12.02	SMF VI	2 Research Way	08/01/16	23,570,000	07/07/16		9,165,802		9,165,802		0.8%
12.03	SMF VI	107 College Road East	08/01/16	13,840,000	07/07/16		5,382,041		5,382,041		0.4%
12.04	SMF VI	105 College Road East	08/01/16	13,610,000	07/07/16		5,292,600		5,292,600		0.4%
12.05	SMF VI	103 College Road East	08/01/16	8,160,000	07/07/16		3,173,226		3,173,226		0.3%
13	JPMCB	Embassy Suites Charleston	06/30/16	43,000,000	06/01/16	68.8%	29,580,000	116,917	29,580,000	116,917	2.4%	No	Yes - Group 5	4.20000	0.01346	4.18654	Actual/360	144,651.28	1,735,815.36
14	BSP	Vadata - Ashburn Data Center	09/06/16	77,000,000	06/22/16	36.4%	28,000,000	65	28,000,000	65	2.3%	No	Yes - Group 4	3.40000	0.01346	3.38654	Actual/360	80,435.19	965,222.28
15	JPMCB	Embassy Suites Busch Gardens Hotel	06/30/16	38,500,000	06/01/16	71.5%	27,540,000	111,498	27,540,000	111,498	2.3%	No	Yes - Group 5	4.20000	0.01346	4.18654	Actual/360	134,675.33	1,616,103.96
16	JPMCB	100 East Wisconsin Avenue	07/08/16	82,300,000	07/19/16	65.4%	25,000,000	124	25,000,000	124	2.1%	No	Yes - Group 2	3.87445	0.01043	3.86402	Actual/360	117,551.41	1,410,616.92
17	JPMCB	Homewood Suites Nashville Downtown	05/31/16	40,400,000	04/27/16	59.9%	24,190,000	214,071	24,190,000	214,071	2.0%	No	Yes - Group 3	4.70000	0.01346	4.68654	Actual/360	137,216.63	1,646,599.56
18	BSP	2500 83rd Street	07/13/16	33,775,000	06/22/16	69.5%	23,500,000	80	23,474,138	80	1.9%	No	No	4.85000	0.01346	4.83654	Actual/360	124,007.58	1,488,090.96
19	JPMCB	Fountains at the Bayou	08/04/16	29,400,000	07/26/16	75.0%	22,050,000	48,144	22,050,000	48,144	1.8%	No	Yes - Group 6	4.81600	0.04346	4.77254	Actual/360	115,902.06	1,390,824.72
20	JPMCB	Centrica	09/01/16	30,620,000	06/17/16	71.8%	22,000,000	188	21,973,779	188	1.8%	No	No	4.50000	0.01346	4.48654	Actual/360	111,470.77	1,337,649.24
21	SMF VI	Cicero Marketplace	06/30/16	28,700,000	06/10/16	71.3%	20,500,000	140	20,463,472	139	1.7%	No	No	4.17000	0.01346	4.15654	Actual/360	110,140.06	1,321,680.72
22	SMF VI	Hillside Industrial	07/14/16	64,400,000	07/12/16	60.6%	20,000,000	52	20,000,000	52	1.6%	No	No	5.13000	0.01346	5.11654	Actual/360	108,958.93	1,307,507.16
23	JPMCB	Embassy Suites Palmdale	05/31/16	29,900,000	04/20/16	66.9%	19,990,000	133,267	19,990,000	133,267	1.6%	No	Yes - Group 3	4.70000	0.01346	4.68654	Actual/360	113,392.33	1,360,707.96
24	BSP	Vadata - Manassas Data Center	09/06/16	50,100,000	06/23/16	37.9%	19,000,000	64	19,000,000	64	1.6%	No	Yes - Group 4	3.40000	0.01346	3.38654	Actual/360	54,581.02	654,972.24
25	JPMCB	The Villas of East Cobb	07/20/16	28,450,000	07/30/15	66.1%	19,000,000	45,894	18,816,164	45,450	1.5%	No	No	4.75000	0.01346	4.73654	Actual/360	99,112.99	1,189,355.88
26	JPMCB	Hilton Garden Inn Ridgefield Park	05/31/16	26,000,000	04/22/16	69.7%	18,120,000	129,429	18,120,000	129,429	1.5%	No	Yes - Group 3	4.90000	0.01346	4.88654	Actual/360	104,874.68	1,258,496.16
27	JPMCB	415 West 13th Street	09/01/16	49,900,000	07/14/16	36.1%	18,000,000	2,234	18,000,000	2,234	1.5%	No	No	3.75000	0.01346	3.73654	Actual/360	57,031.25	684,375.00
28	SMF VI	Embassy Suites Lake Buena Vista	05/31/16	61,800,000	03/21/16	62.2%	17,000,000	125,749	16,932,574	125,250	1.4%	No	No	5.48000	0.01346	5.46654	Actual/360	96,310.92	1,155,731.04
29	JPMCB	Shadow Creek Apartments	08/09/16	19,090,000	07/28/16	74.9%	14,300,000	48,311	14,300,000	48,311	1.2%	No	Yes - Group 6	4.78600	0.05346	4.73254	Actual/360	74,906.18	898,874.16
30	JPMCB	Wesley Pond	06/03/16	23,100,000	05/10/16	60.6%	14,000,000	56,911	14,000,000	56,911	1.1%	No	No	4.00000	0.01346	3.98654	Actual/360	47,314.81	567,777.78
31	SMF VI	Decatur Crossing II	08/02/16	18,400,000	06/17/16	73.8%	13,600,000	97	13,584,151	97	1.1%	No	No	4.60000	0.01346	4.58654	Actual/360	69,719.63	836,635.56
32	BSP	Vadata - Haymarket Data Center	09/06/16	35,500,000	06/22/16	36.6%	13,000,000	55	13,000,000	55	1.1%	No	Yes - Group 4	3.40000	0.01346	3.38654	Actual/360	37,344.91	448,138.92
33	JPMCB	Doubletree Fayetteville	07/31/16	16,500,000	04/01/16	64.8%	10,725,000	72,466	10,691,435	72,239	0.9%	No	No	5.30000	0.01346	5.28654	Actual/360	59,556.42	714,677.04
34	SMF VI	Triad and University Court Apartments	07/21/16	15,200,000	05/05/16	69.1%	10,500,000	75,540	10,500,000	75,540	0.9%	No	No	4.55000	0.01346	4.53654	Actual/360	53,514.36	642,172.32
34.01	SMF VI	Triad Apartments	07/21/16	11,600,000	05/05/16		8,013,158		8,013,158		0.7%
34.02	SMF VI	University Court Apartments	07/21/16	3,600,000	05/05/16		2,486,842		2,486,842		0.2%
35	SMF VI	West LA Office - 1950 Sawtelle Boulevard	08/01/16	54,300,000	08/19/16	67.2%	10,000,000	342	10,000,000	342	0.8%	No	No	5.07000	0.01043	5.05957	Actual/360	54,110.79	649,329.48
36	BSP	Arkansas Hotel Portfolio	05/31/16	15,200,000	Various	65.7%	10,000,000	63,291	9,986,603	63,206	0.8%	No	Yes - Group 7	4.87000	0.01346	4.85654	Actual/360	55,545.97	666,551.64
36.01	BSP	Holiday Inn Express Bentonville	05/31/16	8,200,000	06/13/17		5,360,360		5,353,179		0.4%
36.02	BSP	Fairfield Inn & Suites Springdale	05/31/16	7,000,000	06/13/16		4,639,640		4,633,424		0.4%
37	JPMCB	Sunshine Heights Shopping Center & Attic Self Storage	Various	12,975,000	07/07/16	72.5%	9,410,000	Various	9,410,000	Various	0.8%	No	No	4.75000	0.01346	4.73654	Actual/360	49,087.01	589,044.12
37.01	JPMCB	Sunshine Heights Shopping Center	08/17/16	10,100,000	07/07/16		7,324,933		7,324,933		0.6%
37.02	JPMCB	Attic Self Storage	07/18/16	2,875,000	07/07/16		2,085,067		2,085,067		0.2%
38	SMF VI	Hilton Home2 Suites Layton	03/31/16	13,000,000	04/18/16	69.9%	9,100,000	85,047	9,082,391	84,882	0.7%	No	No	5.40000	0.01346	5.38654	Actual/360	51,099.30	613,191.60
39	JPMCB	Hampton Inn Suites Orlando South Lake Buena Vista	05/31/16	12,600,000	04/22/16	69.0%	8,700,000	69,600	8,700,000	69,600	0.7%	No	Yes - Group 3	4.90000	0.01346	4.88654	Actual/360	46,173.22	554,078.64
40	SMF VI	Holiday Inn Express - Aiken	06/30/16	12,000,000	05/01/16	66.3%	8,000,000	84,211	7,961,687	83,807	0.7%	No	No	4.99000	0.01346	4.97654	Actual/360	46,720.61	560,647.32
41	SMF VI	Shops at Laurel Springs	08/01/16	9,500,000	07/12/16	74.6%	7,085,000	103	7,085,000	103	0.6%	No	No	4.35000	0.01346	4.33654	Actual/360	35,269.97	423,239.64
42	BSP	Fort Wayne Office Portfolio	06/09/16	14,300,000	05/20/16	44.0%	6,300,000	35	6,286,104	35	0.5%	No	No	4.85000	0.01346	4.83654	Actual/360	33,244.59	398,935.08
42.01	BSP	Pointe Inverness II	06/09/16	5,600,000	05/20/16		2,467,133		2,461,691		0.2%
42.02	BSP	Executive Center I	06/09/16	4,500,000	05/20/16		1,982,517		1,978,145		0.2%
42.03	BSP	Executive Center II	06/09/16	4,200,000	05/20/16		1,850,350		1,846,268		0.2%
43	BSP	Fern Forest Apartments	07/06/16	8,320,000	05/17/16	74.8%	6,225,000	33,832	6,225,000	33,832	0.5%	No	No	4.53000	0.01346	4.51654	Actual/360	31,652.22	379,826.64
44	BSP	Douglasville Crossroads	07/08/16	8,200,000	05/17/16	70.6%	5,800,000	136	5,786,759	135	0.5%	No	No	4.70000	0.01346	4.68654	Actual/360	30,080.99	360,971.88
45	BSP	Seven Bridges	06/01/16	7,800,000	06/15/16	71.1%	5,550,000	113	5,543,385	113	0.5%	No	No	4.50000	0.01346	4.48654	Actual/360	28,121.03	337,452.36
46	BSP	Comfort Suites Raleigh-Durham Airport	03/31/16	8,900,000	05/03/16	61.5%	5,500,000	44,000	5,473,793	43,790	0.4%	No	Yes - Group 7	5.02000	0.01346	5.00654	Actual/360	32,216.57	386,598.84
47	BSP	Best Western Ellensburg	04/30/16	7,640,000	05/16/16	61.3%	4,700,000	85,455	4,686,540	85,210	0.4%	No	No	5.41000	0.01346	5.39654	Actual/360	28,610.05	343,320.60
48	SMF VI	State University Retail Portfolio	08/26/16	8,010,000	Various	55.6%	4,450,000	398	4,450,000	398	0.4%	No	No	4.30000	0.01346	4.28654	Actual/360	16,167.30	194,007.64
48.01	SMF VI	Blaze Pizza and First Watch	08/26/16	5,810,000	08/23/16		3,240,000		3,240,000		0.3%
48.02	SMF VI	Mattress Firm	08/26/16	2,200,000	06/16/16		1,210,000		1,210,000		0.1%
49	BSP	Summerfield Shoppes	07/08/16	5,700,000	06/20/16	75.0%	4,275,000	107	4,275,000	107	0.4%	No	No	5.05000	0.01346	5.03654	Actual/360	23,079.94	276,959.28
50	BSP	Holiday Inn Express Canton	05/31/16	6,900,000	05/01/17	57.9%	4,000,000	50,000	3,994,221	49,928	0.3%	No	No	5.35000	0.01346	5.33654	Actual/360	24,206.48	290,477.76
51	BSP	Wilshire Manor Apartments	04/30/16	4,250,000	09/30/15	64.2%	2,730,000	23,136	2,730,000	23,136	0.2%	No	No	5.25000	0.01346	5.23654	Actual/360	15,075.16	180,901.92
52	SMF VI	Bluffton Self Storage	05/31/16	3,175,000	11/10/15	74.8%	2,375,000	7,890	2,375,000	7,890	0.2%	No	No	4.98600	0.01346	4.97254	Actual/360	12,729.20	152,750.40

A-1-2

Annex A-1

				First	Partial IO	Partial IO Loan	Rem.	Rem.			Payment	Grace Period	Grace Period			Final	Maturity	Maturity	Prepayment
Loan #	Seller(1)	Property Name	Note Date	Payment Date	Last IO Payment	First P&I Payment	Term	Amort	I/O Period	Seasoning	Due Date	(Late Payment)	(Default)	Maturity Date	ARD Loan	Mat Date	Balance ($)(6)	LTV %(4)(5)	Provision (Payments)(12)
1	JPMCB	9 West 57th Street	08/30/16	10/01/16			120	0	120	0	1	1	0	09/01/26	No		100,000,000	29.8%	L(24),Def(89),O(7)
2	JPMCB	693 Fifth Avenue	06/10/16	08/01/16	07/01/18	08/01/18	118	300	24	2	1	0	0	07/01/26	No		62,765,498	37.4%	L(25),Grtr1%orYM(91),O(4)
3	JPMCB	Opry Mills	06/02/16	08/01/16			118	0	120	2	1	0	0	07/01/26	No		80,000,000	50.8%	L(26),Def(87),O(7)
4	JPMCB	Westfield San Francisco Centre	07/11/16	09/01/16			119	0	120	1	1	5	5	08/01/26	No		60,000,000	35.5%	L(25),DeforGrtr1%orYM(91),O(4)
5	JPMCB	1 Kaiser Plaza	06/30/16	08/01/16			118	0	120	2	1	0	5 (Twice per year)	07/01/26	No		60,000,000	45.8%	L(26),Def(90),O(4)
6	JPMCB	Salesforce Tower	08/25/16	10/01/16			120	0	120	0	1	0	0	09/01/26	No		60,000,000	59.6%	L(24),Def(93),O(3)
7	BSP	Amazon Buckeye Logistics Center	07/21/16	09/06/16			119	0	120	1	6	0	0	08/06/26	No		48,587,500	64.4%	L(25),Def(91),O(4)
8	SMF VI	Crocker Park Phase One & Two	07/25/16	09/06/16	08/06/21	09/06/21	119	360	60	1	6	0	0	08/06/26	No		36,844,874	60.1%	L(25),DeforGrtr1%orYM(92),O(3)
9	JPMCB	1333 Broadway	06/30/16	08/01/16			118	0	120	2	1	0	5 (Twice per year)	07/01/26	No		39,500,000	44.8%	L(26),Def(90),O(4)
10	JPMCB	Laguna Design Center	07/28/16	09/01/16	08/01/21	09/01/21	119	360	60	1	1	0	0	08/01/26	No		34,796,949	64.0%	L(25),Grtr1%orYM(92),O(3)
11	BSP	Sheraton Salt Lake City	08/25/16	10/06/16			120	360	0	0	6	0	0	09/06/26	No		29,067,442	57.9%	L(24),Def(92),O(4)
12	SMF VI	National Business Park	08/19/16	10/06/16			120	360	0	0	6	0	0	09/06/26	No		26,840,049	52.7%	L(24),Def(92),O(4)
12.01	SMF VI	4 Research Way															8,122,230
12.02	SMF VI	2 Research Way															7,454,866
12.03	SMF VI	107 College Road East															4,377,401
12.04	SMF VI	105 College Road East															4,304,656
12.05	SMF VI	103 College Road East															2,580,896
13	JPMCB	Embassy Suites Charleston	08/05/16	10/01/16	09/01/19	10/01/19	120	360	36	0	1	0	0	09/01/26	No		25,711,754	59.8%	L(25),Grtr1%orYM(88),O(7)
14	BSP	Vadata - Ashburn Data Center	07/21/16	09/06/16			119	0	120	1	6	5	0	08/06/26	No		28,000,000	36.4%	L(25),Def(90),O(5)
15	JPMCB	Embassy Suites Busch Gardens Hotel	08/05/16	10/01/16	09/01/19	10/01/19	120	360	36	0	1	0	0	09/01/26	No		23,938,529	62.2%	L(25),Grtr1%orYM(88),O(7)
16	JPMCB	100 East Wisconsin Avenue	08/25/16	10/01/16			120	360	0	0	1	0	0	09/01/26	No		19,766,096	51.7%	L(24),Def(93),O(3)
17	JPMCB	Homewood Suites Nashville Downtown	08/10/16	10/01/16			60	300	0	0	1	0	0	09/01/21	No		21,410,379	53.0%	L(25),Grtr1%orYM(32),O(3)
18	BSP	2500 83rd Street	07/20/16	09/06/16			119	359	0	1	6	0	0	08/06/26	No		19,223,741	56.9%	L(25),Def(91),O(4)
19	JPMCB	Fountains at the Bayou	08/26/16	10/01/16	09/01/17	10/01/17	60	360	12	0	1	0	0	09/01/21	No		20,668,077	70.3%	L(25),Grtr1%orYM(32),O(3)
20	JPMCB	Centrica	07/29/16	09/01/16			119	359	0	1	1	0	0	08/01/26	No		17,785,312	58.1%	L(25),Grtr1%orYM(91),O(4)
21	SMF VI	Cicero Marketplace	07/12/16	09/06/16			119	299	0	1	6	0	0	08/06/26	No		14,854,891	51.8%	L(25),Grtr1%orYM(90),O(5)
22	SMF VI	Hillside Industrial	05/16/16	07/06/16	06/06/18	07/06/18	117	360	24	3	6	0	0	06/06/26	No		17,362,730	52.6%	L(27),Def(89),O(4)
23	JPMCB	Embassy Suites Palmdale	08/10/16	10/01/16			60	300	0	0	1	0	0	09/01/21	No		17,692,992	59.2%	L(25),Grtr1%orYM(32),O(3)
24	BSP	Vadata - Manassas Data Center	07/21/16	09/06/16			119	0	120	1	6	5	0	08/06/26	No		19,000,000	37.9%	L(25),Def(90),O(5)
25	JPMCB	The Villas of East Cobb	12/17/15	02/01/16			76	352	0	8	1	0	0	01/01/23	No		16,726,924	58.8%	L(25),Grtr1%orYM(56),O(3)
26	JPMCB	Hilton Garden Inn Ridgefield Park	08/10/16	10/01/16			60	300	0	0	1	0	0	09/01/21	No		16,093,209	61.9%	L(25),Grtr1%orYM(32),O(3)
27	JPMCB	415 West 13th Street	08/05/16	10/01/16			120	0	120	0	1	0	0	09/01/26	No		18,000,000	36.1%	L(25),Grtr1%orYM(93),O(2)
28	SMF VI	Embassy Suites Lake Buena Vista	04/26/16	06/06/16			116	356	0	4	6	0	0	05/06/26	No		14,192,315	51.2%	L(28),Def(88),O(4)
29	JPMCB	Shadow Creek Apartments	08/26/16	10/01/16	09/01/17	10/01/17	60	360	12	0	1	0	0	09/01/21	No		13,398,874	70.2%	L(25),Grtr1%orYM(32),O(3)
30	JPMCB	Wesley Pond	07/01/16	08/01/16			118	0	120	2	1	0	0	07/01/26	No		14,000,000	60.6%	L(25),Grtr1%orYM(92),O(3)
31	SMF VI	Decatur Crossing II	08/05/16	09/06/16			119	359	0	1	6	0	0	08/06/26	No		11,032,209	60.0%	L(25),Def(91),O(4)
32	BSP	Vadata - Haymarket Data Center	07/21/16	09/06/16			119	0	120	1	6	5	0	08/06/26	No		13,000,000	36.6%	L(25),Def(90),O(5)
33	JPMCB	Doubletree Fayetteville	05/19/16	07/01/16			117	357	0	3	1	0	0	06/01/26	No		8,902,437	54.0%	L(27),Def(90),O(3)
34	SMF VI	Triad and University Court Apartments	07/27/16	09/06/16	08/06/19	09/06/19	119	360	36	1	6	0	0	08/06/26	No		9,202,452	60.5%	L(25),Def(91),O(4)
34.01	SMF VI	Triad Apartments															7,022,924
34.02	SMF VI	University Court Apartments															2,179,528
35	SMF VI	West LA Office - 1950 Sawtelle Boulevard	12/29/15	02/06/16	01/06/20	02/06/20	112	360	48	8	6	0	0	01/06/26	No		9,054,365	60.9%	L(24),Grtr1%orYM(89),O(7)
36	BSP	Arkansas Hotel Portfolio	07/26/16	09/06/16			119	299	0	1	6	0	0	08/06/26	No		7,677,324	50.5%	L(25),Def(91),O(4)
36.01	BSP	Holiday Inn Express Bentonville															4,115,323
36.02	BSP	Fairfield Inn & Suites Springdale															3,562,002
37	JPMCB	Sunshine Heights Shopping Center & Attic Self Storage	08/23/16	10/01/16			120	360	0	0	1	0	0	09/01/26	No		7,671,500	59.1%	L(24),Def(93),O(3)
37.01	JPMCB	Sunshine Heights Shopping Center															5,971,650
37.02	JPMCB	Attic Self Storage															1,699,851
38	SMF VI	Hilton Home2 Suites Layton	06/10/16	08/06/16			118	358	0	2	6	0	0	07/06/26	No		7,577,944	58.3%	L(26),Grtr1%orYM(90),O(4)
39	JPMCB	Hampton Inn Suites Orlando South Lake Buena Vista	08/10/16	10/01/16			60	360	0	0	1	0	0	09/01/21	No		8,010,985	63.6%	L(25),Grtr1%orYM(32),O(3)
40	SMF VI	Holiday Inn Express - Aiken	05/31/16	07/06/16			117	297	0	3	6	0	0	06/06/26	No		5,978,879	49.8%	L(27),Def(89),O(4)
41	SMF VI	Shops at Laurel Springs	08/05/16	09/06/16	08/06/19	09/06/19	119	360	36	1	6	0	0	08/06/26	No		6,180,647	65.1%	L(25),Def(91),O(4)
42	BSP	Fort Wayne Office Portfolio	06/30/16	08/06/16			118	358	0	2	6	0	0	07/06/26	No		5,153,989	36.0%	L(26),Def(90),O(4)
42.01	BSP	Pointe Inverness II															2,018,345
42.02	BSP	Executive Center I															1,621,885
42.03	BSP	Executive Center II															1,513,759
43	BSP	Fern Forest Apartments	07/12/16	09/06/16	08/06/18	09/06/18	119	360	24	1	6	0	0	08/06/26	No		5,320,991	64.0%	L(25),Def(91),O(4)
44	BSP	Douglasville Crossroads	06/30/16	08/06/16			118	358	0	2	6	0	0	07/06/26	No		4,721,202	57.6%	L(26),Def(90),O(4)
45	BSP	Seven Bridges	07/15/16	09/06/16			119	359	0	1	6	0	0	08/06/26	No		4,486,750	57.5%	L(25),Def(91),O(4)
46	BSP	Comfort Suites Raleigh-Durham Airport	06/01/16	07/06/16			117	297	0	3	6	0	0	06/06/26	No		4,114,976	46.2%	L(27),Def(89),O(4)
47	BSP	Best Western Ellensburg	06/21/16	08/06/16			118	298	0	2	6	0	0	07/06/26	No		3,566,239	46.7%	L(26),Def(90),O(4)
48	SMF VI	State University Retail Portfolio	08/30/16	10/06/16			120	0	120	0	6	0	0	09/06/26	No		4,450,000	55.6%	L(24),Def(92),O(4)
48.01	SMF VI	Blaze Pizza and First Watch															3,240,000
48.02	SMF VI	Mattress Firm															1,210,000
49	BSP	Summerfield Shoppes	08/23/16	10/06/16			120	360	0	0	6	0	0	09/06/26	No		3,519,829	61.8%	L(24),Def(92),O(4)
50	BSP	Holiday Inn Express Canton	07/15/16	09/06/16			119	299	0	1	6	0	0	08/06/26	No		3,028,332	43.9%	L(25),Def(91),O(4)
51	BSP	Wilshire Manor Apartments	11/16/15	01/06/16	12/06/16	01/06/17	111	360	12	9	6	0	0	12/06/25	No		2,321,117	54.6%	L(33),Def(83),O(4)
52	SMF VI	Bluffton Self Storage	01/27/16	03/06/16	02/06/19	03/06/19	113	360	36	7	6	0	0	02/06/26	No		2,101,677	66.2%	L(18),Grtr1%orYM(98),O(4)

A-1-3

Annex A-1

			HISTORICAL FINANCIALS(13)

			2013	2013	2013	2014	2014	2014	2015	2015	2015	Most Recent	Most Recent	Most Recent
Loan #	Seller(1)	Property Name	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	As of
1	JPMCB	9 West 57th Street	116,748,306	55,775,327	60,972,979	127,093,163	59,405,953	67,687,210	148,729,532	63,564,960	85,164,572	161,485,907	64,471,574	97,014,333	06/30/16
2	JPMCB	693 Fifth Avenue				8,701,285	3,798,967	4,902,318	18,736,883	4,528,682	14,208,201	19,303,224	4,712,493	14,590,731	03/31/16
3	JPMCB	Opry Mills	49,127,199	14,625,041	34,502,158	50,063,915	15,076,680	34,987,235	51,734,040	15,026,181	36,707,859	51,765,862	14,870,712	36,895,150	03/31/16
4	JPMCB	Westfield San Francisco Centre	84,120,789	35,722,327	48,398,462	84,621,362	36,493,338	48,128,023	88,603,550	37,649,371	50,954,179	90,654,772	38,690,784	51,963,988	03/31/16
5	JPMCB	1 Kaiser Plaza	13,704,072	7,386,059	6,318,013	17,631,874	8,349,112	9,282,762	15,981,958	8,094,580	7,887,377	16,130,286	8,299,682	7,830,604	03/31/16
6	JPMCB	Salesforce Tower	25,645,275	13,160,861	12,484,414	27,432,454	13,705,299	13,727,155	25,195,298	13,380,191	11,815,107	25,515,651	13,700,975	11,814,676	06/30/16
7	BSP	Amazon Buckeye Logistics Center	6,950,554	2,005,778	4,944,776	6,763,399	1,688,942	5,074,457	6,828,565	1,641,834	5,186,731	6,915,221	1,630,152	5,285,069	05/31/16
8	SMF VI	Crocker Park Phase One & Two	22,900,414	14,494,543	8,405,871	21,514,547	14,524,342	6,990,205	21,699,558	14,697,681	7,001,877	22,162,919	14,776,794	7,386,125	05/31/16
9	JPMCB	1333 Broadway	5,739,012	3,292,440	2,446,572	3,785,778	3,067,814	717,963	5,911,080	3,332,600	2,578,479	6,511,114	3,427,632	3,083,482	03/31/16
10	JPMCB	Laguna Design Center	4,589,699	1,577,747	3,011,952	4,512,314	1,645,743	2,866,571	4,898,623	1,741,969	3,156,654	4,910,751	1,717,784	3,192,967	04/30/16
11	BSP	Sheraton Salt Lake City	14,499,475	11,493,394	3,006,081	14,913,473	11,719,124	3,194,349	16,257,676	12,510,133	3,747,543	16,909,592	12,821,637	4,087,955	06/30/16
12	SMF VI	National Business Park	9,735,895	5,472,414	4,263,481	9,067,671	5,898,189	3,169,482	10,266,185	5,681,133	4,585,051	10,316,792	5,453,487	4,863,305	06/30/16
12.01	SMF VI	4 Research Way	3,907,750	1,719,607	2,188,142	2,437,897	1,835,518	602,380	2,721,560	1,914,649	806,911	3,315,903	1,909,104	1,406,799	06/30/16
12.02	SMF VI	2 Research Way	3,211,996	1,500,988	1,711,008	3,472,694	1,500,649	1,972,045	3,064,632	1,440,643	1,623,989	2,453,355	1,288,396	1,164,960	06/30/16
12.03	SMF VI	107 College Road East	157,879	746,274	-588,395	208,532	898,098	-689,566	2,057,337	846,949	1,210,388	2,033,862	811,873	1,221,989	06/30/16
12.04	SMF VI	105 College Road East	1,556,091	885,330	670,761	1,804,449	955,872	848,577	1,621,594	857,189	764,404	1,582,004	833,837	748,167	06/30/16
12.05	SMF VI	103 College Road East	902,179	620,215	281,964	1,144,099	708,053	436,046	801,062	621,703	179,359	931,667	610,277	321,390	06/30/16
13	JPMCB	Embassy Suites Charleston	15,003,084	10,677,592	4,325,492	14,292,269	10,382,454	3,909,815	14,571,573	10,693,269	3,878,304	14,198,250	10,209,198	3,989,052	06/30/16
14	BSP	Vadata - Ashburn Data Center							4,869,096	852,098	4,016,998	4,885,481	845,378	4,040,103	03/31/16
15	JPMCB	Embassy Suites Busch Gardens Hotel	11,756,900	9,004,407	2,752,493	12,382,093	9,263,198	3,118,895	13,555,845	9,842,928	3,712,917	13,353,039	9,698,516	3,654,523	06/30/16
16	JPMCB	100 East Wisconsin Avenue	14,019,246	7,023,802	6,995,444	14,572,712	6,946,879	7,625,833	13,182,782	6,916,873	6,265,909	13,311,685	6,983,586	6,328,099	06/30/16
17	JPMCB	Homewood Suites Nashville Downtown	5,653,834	3,400,635	2,253,199	6,482,831	3,714,225	2,768,606	7,401,865	4,036,765	3,365,100	7,461,235	4,086,332	3,374,903	05/31/16
18	BSP	2500 83rd Street				1,874,934	767,753	1,107,181	2,199,863	890,048	1,309,816	2,379,641	842,100	1,537,542	05/31/16
19	JPMCB	Fountains at the Bayou	3,750,036	2,255,789	1,494,247	3,539,958	2,134,737	1,405,221	3,980,420	2,293,596	1,686,824	4,269,649	2,444,362	1,825,287	06/30/16
20	JPMCB	Centrica
21	SMF VI	Cicero Marketplace	2,896,360	1,059,973	1,836,387	2,873,927	1,046,328	1,827,600	2,872,519	921,760	1,950,759	2,955,077	951,430	2,003,647	05/31/16
22	SMF VI	Hillside Industrial	5,660,355	2,077,235	3,583,120	5,356,428	1,883,807	3,472,621	5,920,368	1,994,807	3,925,561	6,061,150	2,116,934	3,944,216	03/31/16
23	JPMCB	Embassy Suites Palmdale	5,840,991	4,291,667	1,549,323	6,424,658	4,751,184	1,673,474	6,801,323	4,588,390	2,212,933	7,146,891	4,882,703	2,264,188	05/31/16
24	BSP	Vadata - Manassas Data Center										3,168,331	345,555	2,822,776	03/31/16
25	JPMCB	The Villas of East Cobb	2,830,525	1,426,485	1,404,040	3,072,276	1,499,629	1,572,647	3,395,847	1,500,903	1,894,944	3,604,239	1,544,440	2,059,798	06/30/16
26	JPMCB	Hilton Garden Inn Ridgefield Park	5,957,881	4,102,481	1,855,399	6,345,690	4,304,423	2,041,266	6,317,906	4,459,658	1,858,247	6,493,105	4,510,907	1,982,198	05/31/16
27	JPMCB	415 West 13th Street	2,138,110	233,911	1,904,199	2,215,010	249,308	1,965,702	2,296,562	279,571	2,016,991	2,340,242	293,355	2,046,887	06/30/16
28	SMF VI	Embassy Suites Lake Buena Vista				8,950,710	8,310,063	640,647	16,183,032	11,744,153	4,438,879	16,835,050	11,913,261	4,921,789	05/31/16
29	JPMCB	Shadow Creek Apartments	1,836,111	1,084,102	752,009	1,957,832	1,055,161	902,671	2,259,223	1,062,961	1,196,262	2,325,303	1,156,401	1,168,902	06/30/16
30	JPMCB	Wesley Pond	2,018,535	982,724	1,035,811	2,114,027	1,101,705	1,012,323	2,424,906	1,190,860	1,234,046	2,515,125	1,168,340	1,346,786	05/31/16
31	SMF VI	Decatur Crossing II	1,089,460	280,589	808,871	1,152,435	313,721	838,714	1,538,564	315,338	1,223,226	1,612,019	354,922	1,257,097	06/30/16
32	BSP	Vadata - Haymarket Data Center							2,200,719	349,051	1,851,668	2,147,922	271,333	1,876,589	03/31/16
33	JPMCB	Doubletree Fayetteville	4,937,535	3,593,423	1,344,112	5,340,364	3,977,800	1,362,564	5,304,669	3,917,538	1,387,131	5,337,206	3,786,139	1,551,067	07/31/16
34	SMF VI	Triad and University Court Apartments	1,843,893	993,391	850,502	1,901,873	1,025,217	876,656	1,952,590	955,152	997,438	1,967,640	946,015	1,021,625	06/30/16
34.01	SMF VI	Triad Apartments	1,431,335	789,154	642,182	1,467,796	825,579	642,217	1,516,615	768,847	747,768	1,536,456	768,980	767,476	06/30/16
34.02	SMF VI	University Court Apartments	412,557	204,238	208,320	434,078	199,638	234,439	435,976	186,305	249,671	431,184	177,035	254,149	06/30/16
35	SMF VI	West LA Office - 1950 Sawtelle Boulevard	3,843,893	1,605,390	2,238,503	2,987,919	1,572,490	1,415,429	3,243,762	1,677,874	1,565,888	3,795,415	985,318	2,810,096	06/30/16
36	BSP	Arkansas Hotel Portfolio				3,209,418	2,082,736	1,126,682	3,722,703	2,403,165	1,319,538	3,798,940	2,366,661	1,432,279	05/31/16
36.01	BSP	Holiday Inn Express Bentonville				1,699,856	1,149,007	550,849	2,013,189	1,332,985	680,204	2,017,725	1,320,284	697,441	05/31/16
36.02	BSP	Fairfield Inn & Suites Springdale				1,509,562	933,729	575,833	1,709,514	1,070,180	639,334	1,781,215	1,046,377	734,838	05/31/16
37	JPMCB	Sunshine Heights Shopping Center & Attic Self Storage	1,225,463	329,406	896,057	1,201,376	355,300	846,076	1,251,606	358,164	893,442	1,301,449	365,379	936,070	06/30/16
37.01	JPMCB	Sunshine Heights Shopping Center	787,404	182,521	604,883	754,223	202,225	551,998	833,910	210,686	623,224	860,809	218,221	642,588	06/30/16
37.02	JPMCB	Attic Self Storage	438,059	146,885	291,174	447,152	153,074	294,078	417,696	147,478	270,218	440,640	147,158	293,482	06/30/16
38	SMF VI	Hilton Home2 Suites Layton	1,998,519	1,216,829	781,690	2,741,951	1,487,742	1,254,209	2,675,387	1,523,385	1,152,002	2,694,072	1,550,720	1,143,352	03/31/16
39	JPMCB	Hampton Inn Suites Orlando South Lake Buena Vista	3,177,446	2,247,190	930,256	3,473,370	2,503,202	970,167	3,513,567	2,516,186	997,381	3,639,285	2,634,228	1,005,057	05/31/16
40	SMF VI	Holiday Inn Express - Aiken							2,315,981	1,547,421	768,560	2,638,235	1,612,316	1,025,919	06/30/16
41	SMF VI	Shops at Laurel Springs							928,946	255,570	673,376	947,365	298,849	648,516	06/30/16
42	BSP	Fort Wayne Office Portfolio	2,181,450	1,285,915	895,535	2,265,879	1,412,715	853,164	1,945,432	1,355,293	590,139	1,779,269	1,344,106	435,163	05/31/16
42.01	BSP	Pointe Inverness II	796,419	409,483	386,936	750,236	429,354	320,882	749,262	408,633	340,629	729,406	408,384	321,022	05/31/16
42.02	BSP	Executive Center I	683,286	459,686	223,600	761,076	533,885	227,191	522,359	514,863	7,496	534,173	515,480	18,693	05/31/16
42.03	BSP	Executive Center II	701,745	416,745	285,000	754,567	449,476	305,091	673,811	431,797	242,014	515,690	420,242	95,448	05/31/16
43	BSP	Fern Forest Apartments	1,003,426	430,566	572,860	1,037,989	510,458	527,531	1,153,792	414,624	739,168	1,186,633	420,836	765,797	04/30/16
44	BSP	Douglasville Crossroads				599,487	134,279	465,208	588,694	140,118	448,575	652,637	156,113	496,524	05/31/16
45	BSP	Seven Bridges	869,363	398,634	470,729	1,078,616	469,841	608,775	1,254,561	473,547	781,014	1,187,586	464,553	723,033	05/31/16
46	BSP	Comfort Suites Raleigh-Durham Airport	2,147,803	1,644,189	503,614	2,472,204	1,864,797	607,407	2,623,958	1,884,251	739,707	2,674,769	1,928,346	746,423	03/31/16
47	BSP	Best Western Ellensburg	1,547,706	950,909	596,797	1,642,824	1,051,293	591,531	1,733,643	1,085,948	647,695	1,787,285	1,137,343	649,942	04/30/16
48	SMF VI	State University Retail Portfolio
48.01	SMF VI	Blaze Pizza and First Watch
48.02	SMF VI	Mattress Firm
49	BSP	Summerfield Shoppes	591,459	228,660	362,799	557,280	221,181	336,099	515,280	227,315	287,965	520,738	226,147	294,591	05/31/16
50	BSP	Holiday Inn Express Canton	1,087,988	713,587	374,401	1,169,329	776,075	393,254	1,337,978	853,820	484,158	1,396,822	909,615	487,208	05/31/16
51	BSP	Wilshire Manor Apartments							811,727	552,518	259,209	917,431	524,501	392,930	04/30/16
52	SMF VI	Bluffton Self Storage	246,194	75,081	171,113	282,432	92,979	189,453	320,068	89,121	230,946

A-1-4

Annex A-1

			UW
			Economic	UW	UW Total	UW	UW Capital	UW	UW	UW NCF	UW NOI	UW NCF		Ground Lease	Ground Lease
Loan #	Seller(1)	Property Name	Occupancy %	Revenues ($)(3)	Expenses ($)	NOI ($)(3)(14)	Items ($)	NCF ($)(3)(14)	NOI DSCR(15)	DSCR(15)	Debt Yield %(5)	Debt Yield %(5)	Title Type(23)	Expiration	Extension Terms
1	JPMCB	9 West 57th Street	66.9%	166,714,099	58,877,243	107,836,855	738,788	107,098,067	3.67	3.64	10.6%	10.6%	Fee/Leasehold	05/22/98	None
2	JPMCB	693 Fifth Avenue	86.9%	20,153,750	4,235,787	15,917,963	206,811	15,711,152	1.01	1.00	6.4%	6.3%	Fee
3	JPMCB	Opry Mills	95.0%	52,975,528	15,212,634	37,762,894	1,488,609	36,274,285	2.43	2.33	10.1%	9.7%	Fee
4	JPMCB	Westfield San Francisco Centre	95.6%	95,016,729	38,462,539	56,554,190	1,736,500	54,817,690	3.79	3.68	13.1%	12.7%	Fee/Leasehold	06/30/43	One, 15-year option
5	JPMCB	1 Kaiser Plaza	95.0%	18,882,800	8,516,695	10,366,105	1,596,705	8,769,400	2.54	2.15	10.7%	9.0%	Fee
6	JPMCB	Salesforce Tower	85.1%	27,585,123	13,874,433	13,710,690	1,878,699	11,831,991	2.87	2.47	12.7%	11.0%	Fee
7	BSP	Amazon Buckeye Logistics Center	95.0%	6,095,258	1,613,245	4,482,013	423,360	4,058,653	2.02	1.83	9.2%	8.4%	Fee
8	SMF VI	Crocker Park Phase One & Two	95.2%	22,427,857	9,412,556	13,015,301	1,046,508	11,968,793	1.46	1.34	9.3%	8.5%	Fee
9	JPMCB	1333 Broadway	91.8%	7,601,588	3,561,546	4,040,042	679,672	3,360,371	2.44	2.03	10.2%	8.5%	Fee
10	JPMCB	Laguna Design Center	92.9%	5,390,908	1,850,714	3,540,193	314,897	3,225,296	1.56	1.42	9.3%	8.5%	Fee
11	BSP	Sheraton Salt Lake City	82.2%	16,909,592	12,801,111	4,108,481	0	4,108,481	1.76	1.76	11.7%	11.7%	Fee
12	SMF VI	National Business Park	83.9%	10,548,206	5,231,535	5,316,671	671,002	4,645,668	1.56	1.36	9.7%	8.4%	Leasehold	12/31/37	Two, 10-year options
12.01	SMF VI	4 Research Way	90.2%	3,473,472	1,848,869	1,624,604	183,313	1,441,291					Leasehold	12/31/37	Two, 10-year options
12.02	SMF VI	2 Research Way	70.8%	2,366,277	1,218,394	1,147,883	172,784	975,099					Leasehold	12/31/37	Two, 10-year options
12.03	SMF VI	107 College Road East	100.0%	2,019,894	769,445	1,250,449	118,139	1,132,310					Leasehold	12/31/37	Two, 10-year options
12.04	SMF VI	105 College Road East	79.2%	1,618,963	794,479	824,483	116,427	708,056					Leasehold	12/31/37	Two, 10-year options
12.05	SMF VI	103 College Road East	81.7%	1,069,600	600,348	469,252	80,340	388,912					Leasehold	12/31/37	Two, 10-year options
13	JPMCB	Embassy Suites Charleston	71.1%	14,198,250	10,678,769	3,519,481	0	3,519,481	2.03	2.03	11.9%	11.9%	Fee
14	BSP	Vadata - Ashburn Data Center	95.0%	5,224,543	1,004,913	4,219,630	346,953	3,872,677	4.37	4.01	15.1%	13.8%	Fee
15	JPMCB	Embassy Suites Busch Gardens Hotel	81.6%	13,408,480	9,852,851	3,555,629	0	3,555,629	2.20	2.20	12.9%	12.9%	Leasehold	11/07/81	None
16	JPMCB	100 East Wisconsin Avenue	91.9%	13,565,502	7,399,060	6,166,442	783,797	5,382,645	2.03	1.77	11.5%	10.0%	Fee
17	JPMCB	Homewood Suites Nashville Downtown	84.7%	7,461,235	4,097,421	3,363,814	0	3,363,814	2.04	2.04	13.9%	13.9%	Fee
18	BSP	2500 83rd Street	95.0%	2,988,117	995,307	1,992,810	102,531	1,890,279	1.34	1.27	8.5%	8.1%	Fee
19	JPMCB	Fountains at the Bayou	89.8%	4,631,930	2,421,646	2,210,284	114,500	2,095,784	1.59	1.51	10.0%	9.5%	Fee
20	JPMCB	Centrica	95.0%	2,566,575	480,182	2,086,393	146,228	1,940,165	1.56	1.45	9.5%	8.8%	Fee
21	SMF VI	Cicero Marketplace	95.0%	2,964,915	949,785	2,015,130	80,587	1,934,543	1.52	1.46	9.8%	9.5%	Fee
22	SMF VI	Hillside Industrial	95.0%	6,121,117	2,157,783	3,963,335	417,137	3,546,198	1.55	1.39	10.2%	9.1%	Fee
23	JPMCB	Embassy Suites Palmdale	83.5%	7,146,891	4,891,971	2,254,920	0	2,254,920	1.66	1.66	11.3%	11.3%	Fee
24	BSP	Vadata - Manassas Data Center	95.0%	3,438,775	628,407	2,810,369	220,938	2,589,430	4.29	3.95	14.8%	13.6%	Fee
25	JPMCB	The Villas of East Cobb	89.0%	3,771,781	1,544,515	2,227,265	124,200	2,103,065	1.87	1.77	11.8%	11.2%	Fee
26	JPMCB	Hilton Garden Inn Ridgefield Park	83.2%	6,493,105	4,516,586	1,976,519	0	1,976,519	1.57	1.57	10.9%	10.9%	Fee/Leasehold	06/30/56	Two, 10-year options followed by one option expiring on October 30, 2084.
27	JPMCB	415 West 13th Street	95.0%	2,270,759	329,674	1,941,085	116,035	1,825,050	2.84	2.67	10.8%	10.1%	Fee
28	SMF VI	Embassy Suites Lake Buena Vista	83.2%	16,835,050	12,532,228	4,302,822	0	4,302,822	1.51	1.51	11.2%	11.2%	Fee
29	JPMCB	Shadow Creek Apartments	91.2%	2,509,940	1,129,440	1,380,500	74,000	1,306,500	1.54	1.45	9.7%	9.1%	Fee
30	JPMCB	Wesley Pond	91.0%	2,615,302	1,282,471	1,332,831	86,100	1,246,731	2.35	2.20	9.5%	8.9%	Fee
31	SMF VI	Decatur Crossing II	90.5%	1,622,400	343,221	1,279,179	68,290	1,210,889	1.53	1.45	9.4%	8.9%	Fee
32	BSP	Vadata - Haymarket Data Center	95.0%	2,314,193	352,503	1,961,690	160,279	1,801,411	4.38	4.02	15.1%	13.9%	Fee
33	JPMCB	Doubletree Fayetteville	73.4%	5,247,961	3,979,803	1,268,158	0	1,268,158	1.77	1.77	11.9%	11.9%	Fee
34	SMF VI	Triad and University Court Apartments	95.0%	1,960,605	940,217	1,020,388	57,519	962,870	1.59	1.50	9.7%	9.2%	Fee
34.01	SMF VI	Triad Apartments	95.0%	1,541,479	759,781	781,698	43,703	737,996					Fee
34.02	SMF VI	University Court Apartments	95.0%	419,127	180,436	238,690	13,816	224,874					Fee
35	SMF VI	West LA Office - 1950 Sawtelle Boulevard	93.5%	4,532,565	1,605,226	2,927,340	140,724	2,786,616	1.24	1.18	8.0%	7.6%	Fee
36	BSP	Arkansas Hotel Portfolio	71.0%	3,788,756	2,501,846	1,286,910	0	1,286,910	1.93	1.93	12.9%	12.9%	Fee
36.01	BSP	Holiday Inn Express Bentonville	71.6%	2,012,363	1,357,146	655,217	0	655,217					Fee
36.02	BSP	Fairfield Inn & Suites Springdale	70.3%	1,776,393	1,144,700	631,693	0	631,693					Fee
37	JPMCB	Sunshine Heights Shopping Center & Attic Self Storage	89.3%	1,312,467	392,512	919,957	78,712	841,245	1.56	1.43	9.8%	8.9%	Fee
37.01	JPMCB	Sunshine Heights Shopping Center	86.2%	826,465	227,757	598,708	71,545	527,163					Fee
37.02	JPMCB	Attic Self Storage	95.0%	486,003	164,755	321,249	7,167	314,082					Fee
38	SMF VI	Hilton Home2 Suites Layton	69.3%	2,694,072	1,657,417	1,036,655	0	1,036,655	1.69	1.69	11.4%	11.4%	Fee
39	JPMCB	Hampton Inn Suites Orlando South Lake Buena Vista	77.0%	3,639,285	2,638,718	1,000,567	0	1,000,567	1.81	1.81	11.5%	11.5%	Fee
40	SMF VI	Holiday Inn Express - Aiken	71.2%	2,638,235	1,723,793	914,442	0	914,442	1.63	1.63	11.5%	11.5%	Fee
41	SMF VI	Shops at Laurel Springs	91.7%	970,102	271,581	698,521	49,173	649,348	1.65	1.53	9.9%	9.2%	Fee
42	BSP	Fort Wayne Office Portfolio	77.8%	2,172,729	1,332,069	840,660	83,790	756,870	2.11	1.90	13.4%	12.0%	Fee
42.01	BSP	Pointe Inverness II	83.2%	815,310	423,028	392,282	27,183	365,098					Fee
42.02	BSP	Executive Center I	95.3%	863,442	494,038	369,404	28,047	341,357					Fee
42.03	BSP	Executive Center II	54.6%	493,976	415,002	78,974	28,560	50,414					Fee
43	BSP	Fern Forest Apartments	95.0%	1,149,150	507,305	641,845	46,000	595,845	1.69	1.57	10.3%	9.6%	Fee
44	BSP	Douglasville Crossroads	95.0%	721,095	161,342	559,753	38,494	521,259	1.55	1.44	9.7%	9.0%	Fee
45	BSP	Seven Bridges	84.9%	1,170,415	501,553	668,862	56,973	611,889	1.98	1.81	12.1%	11.0%	Fee
46	BSP	Comfort Suites Raleigh-Durham Airport	69.6%	2,674,769	1,931,965	742,804	0	742,804	1.92	1.92	13.6%	13.6%	Fee
47	BSP	Best Western Ellensburg	78.2%	1,779,098	1,132,463	646,635	0	646,635	1.88	1.88	13.8%	13.8%	Fee
48	SMF VI	State University Retail Portfolio	94.8%	493,721	60,940	432,782	19,734	413,047	2.23	2.13	9.7%	9.3%	Fee
48.01	SMF VI	Blaze Pizza and First Watch	94.6%	359,426	55,097	304,329	13,336	290,994					Fee
48.02	SMF VI	Mattress Firm	95.5%	134,295	5,843	128,453	6,399	122,054					Fee
49	BSP	Summerfield Shoppes	95.0%	672,950	223,977	448,973	50,000	398,973	1.62	1.44	10.5%	9.3%	Fee
50	BSP	Holiday Inn Express Canton	57.3%	1,393,114	871,618	521,496	0	521,496	1.80	1.80	13.1%	13.1%	Fee
51	BSP	Wilshire Manor Apartments	84.7%	917,431	561,026	356,405	35,400	321,005	1.97	1.77	13.1%	11.8%	Fee
52	SMF VI	Bluffton Self Storage	83.1%	343,305	123,743	219,562	6,175	213,388	1.44	1.40	9.2%	9.0%	Fee

A-1-5

Annex A-1

				UPFRONT ESCROW(16)

				Upfront CapEx	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Debt Service	Upfront Other	Other Upfront
Loan #	Seller(1)	Property Name	PML %	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)(5)	Description ($)
1	JPMCB	9 West 57th Street		0	287,500	0	25,000,000	9,417,640	264,333	0	29,524,018	Free Rent Reserve: 16,462,227.63; Outstanding TI/LC Reserve: 13,061,789.91
2	JPMCB	693 Fifth Avenue		0	0	0	0	0	0	0	3,327,853	Outstanding TI Reserve: 3,022,059.98; Free Rent Reserve: 305,792.73
3	JPMCB	Opry Mills		0	0	0	0	0	0	0	3,943,000	Outstanding TI/LC Reserve
4	JPMCB	Westfield San Francisco Centre	13%	0	0	0	0	0	0	0	4,300,000	Zara Lease Reserve
5	JPMCB	1 Kaiser Plaza	14%	0	0	0	0	0	0	0	7,620,726	Outstanding TI/LC Reserve: 7,404,708; Free Rent Reserve: 216,018
6	JPMCB	Salesforce Tower		4,250,420	0	0	138,140	2,338,627	0	0	28,978,312	Outstanding TI/LC Reserve: 20,896,672; Free Rent Reserve: 8,081,640
7	BSP	Amazon Buckeye Logistics Center		0	0	0	0	463,609	22,457	0	0
8	SMF VI	Crocker Park Phase One & Two		0	0	0	0	597,592	0	0	303,367	Unfunded Obligations Reserve: 165,183.33; Eddie Bauer Reserve: 138,183.51
9	JPMCB	1333 Broadway	12%	0	0	0	0	0	0	0	6,171,143	URS Tenant Estoppel Reserve: 5,000,000; Outstanding TI/LC Reserve: 1,171,143
10	JPMCB	Laguna Design Center	13%	5,350	73,400	0	1,486,081	274,992	0	0	412,461	Outstanding TI/LC Reserve: 315,242; Free Rent Reserve: 97,219
11	BSP	Sheraton Salt Lake City	14%	0	73,370	0	0	419,833	67,636	0	2,021,626	PIP Reserve
12	SMF VI	National Business Park		0	38,125	0	250,000	337,813	76,754	0	0
12.01	SMF VI	4 Research Way
12.02	SMF VI	2 Research Way
12.03	SMF VI	107 College Road East
12.04	SMF VI	105 College Road East
12.05	SMF VI	103 College Road East
13	JPMCB	Embassy Suites Charleston		0	0	0	0	246,400	0	0	0
14	BSP	Vadata - Ashburn Data Center		0	0	0	0	150,718	0	0	0
15	JPMCB	Embassy Suites Busch Gardens Hotel		0	0	0	0	363,110	0	0	0
16	JPMCB	100 East Wisconsin Avenue		427,803	397,000	0	1,554,500	1,872,485	0	0	1,265,150	Free Rent Reserve: 1,090,951; Outstanding TI/LC Reserve: 174,199
17	JPMCB	Homewood Suites Nashville Downtown		24,871	112,500	0	0	147,884	0	0	0
18	BSP	2500 83rd Street		0	0	0	0	29,938	27,189	0	0
19	JPMCB	Fountains at the Bayou		9,542	37,250	0	0	383,270	0	0	0
20	JPMCB	Centrica		1,463	0	0	0	65,885	8,446	0	4,196,239	Outstanding TI Reserve: 1,584,910; Additional Collateral Reserve: 1,500,000; Free Rent Reserve: 1,111,329
21	SMF VI	Cicero Marketplace		0	0	0	0	193,352	22,173	0	200,000	Office Max Reserve
22	SMF VI	Hillside Industrial		0	18,687	2,572,800	0	180,384	0	0	500,000	All Jays Enterprises TI/LC Reserve
23	JPMCB	Embassy Suites Palmdale	13%	327,302	0	0	0	235,602	0	0	0
24	BSP	Vadata - Manassas Data Center		0	0	0	0	113,155	0	0	0
25	JPMCB	The Villas of East Cobb		869,532	130,468	0	0	67,406	0	0	0
26	JPMCB	Hilton Garden Inn Ridgefield Park		325,637	0	0	0	86,559	0	0	81,500	Ground Sublease Reserve
27	JPMCB	415 West 13th Street		0	0	0	0	0	0	0	0
28	SMF VI	Embassy Suites Lake Buena Vista		0	0	0	0	365,843	304,318	0	3,400,000	Earnout Holdback Reserve
29	JPMCB	Shadow Creek Apartments		606,167	0	0	0	190,430	0	0	0
30	JPMCB	Wesley Pond		246,000	58,750	0	0	394,980	106,402	0	1,530,320	Interior Renovation Reserve: 1,155,270; Capital Improvement Action Plan Reserve: 375,050
31	SMF VI	Decatur Crossing II		0	0	0	400,000	16,488	13,025	0	0
32	BSP	Vadata - Haymarket Data Center		0	0	0	0	48,062	0	0	0
33	JPMCB	Doubletree Fayetteville		21,927	1,585,000	0	0	69,980	5,311	0	0
34	SMF VI	Triad and University Court Apartments		0	0	0	0	233,002	14,067	0	300,000	Performance Reserve
34.01	SMF VI	Triad Apartments
34.02	SMF VI	University Court Apartments
35	SMF VI	West LA Office - 1950 Sawtelle Boulevard	14%	0	0	0	200,000	0	0	0	0
36	BSP	Arkansas Hotel Portfolio		0	33,750	0	0	0	34,351	0	2,370,289	PIP Reserve
36.01	BSP	Holiday Inn Express Bentonville
36.02	BSP	Fairfield Inn & Suites Springdale
37	JPMCB	Sunshine Heights Shopping Center & Attic Self Storage		1,989	0	0	100,000	88,441	0	0	0
37.01	JPMCB	Sunshine Heights Shopping Center
37.02	JPMCB	Attic Self Storage
38	SMF VI	Hilton Home2 Suites Layton	6%	0	0	0	0	65,224	16,943	0	0
39	JPMCB	Hampton Inn Suites Orlando South Lake Buena Vista		20,835	0	0	0	69,751	0	0	0
40	SMF VI	Holiday Inn Express - Aiken		0	0	0	0	58,965	0	0	0
41	SMF VI	Shops at Laurel Springs		0	0	0	0	88,664	4,413	0	1,150,000	Major Tenant Reserve: 800,000; Parking Lot and Roof Repairs Reserve: 350,000
42	BSP	Fort Wayne Office Portfolio		0	361,963	0	500,000	38,542	6,698	0	358,790	Unfunded Obligations Reserve: 308,790; Zoning Reserve: 50,000
42.01	BSP	Pointe Inverness II
42.02	BSP	Executive Center I
42.03	BSP	Executive Center II
43	BSP	Fern Forest Apartments		0	76,563	0	0	42,724	4,555	0	0
44	BSP	Douglasville Crossroads		0	1,875	0	0	51,006	3,341	0	0
45	BSP	Seven Bridges		0	0	0	225,000	11,969	3,765	0	0
46	BSP	Comfort Suites Raleigh-Durham Airport		0	10,450	0	0	105,142	23,030	0	200,000	PIP Reserve
47	BSP	Best Western Ellensburg		0	4,688	0	0	15,232	13,272	0	221,300	PIP Reserve: 185,000; Seasonality Reserve: 36,300
48	SMF VI	State University Retail Portfolio		0	0	0	0	17,008	1,100	0	262,117	First Watch TI Reserve: 199,156; First Watch Free Rent Reserve: 33,307.10; First Watch Gap Rent: 29,654.04
48.01	SMF VI	Blaze Pizza and First Watch
48.02	SMF VI	Mattress Firm
49	BSP	Summerfield Shoppes		0	0	0	50,000	69,590	13,180	0	17,195	Free Rent Reserve
50	BSP	Holiday Inn Express Canton		0	0	0	0	32,691	16,422	0	1,015,544	PIP Reserve
51	BSP	Wilshire Manor Apartments		0	36,400	0	0	5,655	8,369	0	163,600	Unidentified Expense Reserve
52	SMF VI	Bluffton Self Storage		470	0	0	0	7,894	4,045	0	0

A-1-6

Annex A-1

			MONTHLY ESCROW(17)

			Monthly CapEx	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other	Other Monthly
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Description ($)
1	JPMCB	9 West 57th Street	61,615	0	Springing	3,139,213	88,111	0
2	JPMCB	693 Fifth Avenue	0	0	0	Springing	Springing	0
3	JPMCB	Opry Mills	Springing	0	Springing	Springing	Springing	0
4	JPMCB	Westfield San Francisco Centre	Springing	0	Springing	Springing	Springing	Springing	Ground Rent Reserve
5	JPMCB	1 Kaiser Plaza	0	0	Springing	Springing	Springing	0
6	JPMCB	Salesforce Tower	18,420	0	138,140	401,600	Springing	0
7	BSP	Amazon Buckeye Logistics Center	8,411	0	0	92,722	7,486	0
8	SMF VI	Crocker Park Phase One & Two	8,714	0	76,888	298,796	Springing	33,333	Unfunded Obligations Reserve
9	JPMCB	1333 Broadway	0	0	Springing	Springing	Springing	0
10	JPMCB	Laguna Design Center	5,350	0	Springing	45,832	Springing	0
11	BSP	Sheraton Salt Lake City	4% of Gross Revenues	0	0	38,167	9,662	0
12	SMF VI	National Business Park	7,108	0	48,809	112,605	6,978	Springing	SES Americom Space Reserve: Springing; Dr. Reddy’s Space Reserve: Springing
12.01	SMF VI	4 Research Way
12.02	SMF VI	2 Research Way
12.03	SMF VI	107 College Road East
12.04	SMF VI	105 College Road East
12.05	SMF VI	103 College Road East
13	JPMCB	Embassy Suites Charleston	4% of Gross Revenues	0	0	35,200	Springing	Excess Cash	PIP Reserve
14	BSP	Vadata - Ashburn Data Center	3,589	0	0	50,239	Springing	0
15	JPMCB	Embassy Suites Busch Gardens Hotel	4% of Gross Revenues	0	0	33,010	Springing	Excess Cash	PIP Reserve: Excess Cash; Ground Lease Reserve: Springing
16	JPMCB	100 East Wisconsin Avenue	10,900	0	54,500	208,100	Springing	0
17	JPMCB	Homewood Suites Nashville Downtown	4% of Gross Revenues	0	0	18,486	Springing	0
18	BSP	2500 83rd Street	2,447	0	6,117	29,938	9,063	0
19	JPMCB	Fountains at the Bayou	9,542	0	0	42,586	Springing	0
20	JPMCB	Centrica	Springing	0	5,849	9,412	4,223	0
21	SMF VI	Cicero Marketplace	1,832	0	4,884	20,207	6,565	0
22	SMF VI	Hillside Industrial	18,576	0	18,576	90,192	5,637	50,000	All Jays Enterprises TI/LC Reserve
23	JPMCB	Embassy Suites Palmdale	4% of Gross Revenues	0	0	29,450	Springing	0
24	BSP	Vadata - Manassas Data Center	2,476	0	0	37,718	Springing	0
25	JPMCB	The Villas of East Cobb	10,350	0	0	13,481	Springing	0
26	JPMCB	Hilton Garden Inn Ridgefield Park	4% of Gross Revenues	0	0	43,279	Springing	$140,000 plus percentage rent	Ground Sublease Reserve: 140,000 plus percentage rent; PIP Reserve: Springing
27	JPMCB	415 West 13th Street	Springing	0	Springing	14,896	Springing	0
28	SMF VI	Embassy Suites Lake Buena Vista	4% of Gross Revenues	0	0	52,263	26,568	0
29	JPMCB	Shadow Creek Apartments	6,167	0	0	21,159	Springing	0
30	JPMCB	Wesley Pond	5,125	0	0	16,458	Springing	0
31	SMF VI	Decatur Crossing II	1,757	0	Springing	8,244	1,861	0
32	BSP	Vadata - Haymarket Data Center	1,967	0	0	16,021	Springing	0
33	JPMCB	Doubletree Fayetteville	5% of Gross Revenues	0	0	6,997	5,311	Springing	PIP Reserve
34	SMF VI	Triad and University Court Apartments	3,916	0	877	25,568	4,689	0
34.01	SMF VI	Triad Apartments
34.02	SMF VI	University Court Apartments
35	SMF VI	West LA Office - 1950 Sawtelle Boulevard	2,392	0	11,078	42,750	Springing	0
36	BSP	Arkansas Hotel Portfolio	3% of Gross Revenues	0	0	6,717	Springing	20,000	Seasonality Reserve
36.01	BSP	Holiday Inn Express Bentonville
36.02	BSP	Fairfield Inn & Suites Springdale
37	JPMCB	Sunshine Heights Shopping Center & Attic Self Storage	1,989	0	12,675	7,370	Springing	0
37.01	JPMCB	Sunshine Heights Shopping Center
37.02	JPMCB	Attic Self Storage
38	SMF VI	Hilton Home2 Suites Layton	4% of Gross Revenues	0	0	7,247	1,412	0
39	JPMCB	Hampton Inn Suites Orlando South Lake Buena Vista	4% of Gross Revenues	0	0	9,964	Springing	0
40	SMF VI	Holiday Inn Express - Aiken	4% of Gross Revenues	0	0	9,828	Springing	0
41	SMF VI	Shops at Laurel Springs	856	0	2,853	8,866	823	0
42	BSP	Fort Wayne Office Portfolio	3,716	0	7,433	19,271	1,675	0
42.01	BSP	Pointe Inverness II
42.02	BSP	Executive Center I
42.03	BSP	Executive Center II
43	BSP	Fern Forest Apartments	3,833	0	0	5,341	2,278	0
44	BSP	Douglasville Crossroads	534	0	2,670	5,667	835	0
45	BSP	Seven Bridges	655	0	Springing	11,969	1,883	0
46	BSP	Comfort Suites Raleigh-Durham Airport	2% of Gross Revenues	0	0	9,025	2,879	10,000	Seasonality Reserve
47	BSP	Best Western Ellensburg	4% of Gross Revenues	0	0	3,808	1,475	12,100	Seasonality Reserve
48	SMF VI	State University Retail Portfolio	140	0	Springing	2,835	367	0
48.01	SMF VI	Blaze Pizza and First Watch
48.02	SMF VI	Mattress Firm
49	BSP	Summerfield Shoppes	833	0	3,333	6,326	2,636	0
50	BSP	Holiday Inn Express Canton	2% of Gross Revenues	0	0	6,538	2,346	0
51	BSP	Wilshire Manor Apartments	2,950	0	0	5,655	2,790	0
52	SMF VI	Bluffton Self Storage	470	0	0	2,641	1,348	0

A-1-7

Annex A-1

			RESERVE CAPS(18)

			CapEx	Envir.	TI/LC	RE Tax	Insur.	Debt Service	Other	Single
Loan #	Seller(1)	Property Name	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Tenant
1	JPMCB	9 West 57th Street	2,500,000		25,000,000					No
2	JPMCB	693 Fifth Avenue								No
3	JPMCB	Opry Mills	701,780		5,789,683					No
4	JPMCB	Westfield San Francisco Centre	315,727		1,973,295					No
5	JPMCB	1 Kaiser Plaza			18,000,000					No
6	JPMCB	Salesforce Tower								No
7	BSP	Amazon Buckeye Logistics Center								Yes
8	SMF VI	Crocker Park Phase One & Two			5,000,000					No
9	JPMCB	1333 Broadway			2,500,000					No
10	JPMCB	Laguna Design Center			1,486,081					No
11	BSP	Sheraton Salt Lake City								No
12	SMF VI	National Business Park			2,600,000				SES Americom Space Reserve Cap: 2,521,503.80; Dr. Reddy’s Space Reserve Cap: 1,976,537.69	No
12.01	SMF VI	4 Research Way								No
12.02	SMF VI	2 Research Way								No
12.03	SMF VI	107 College Road East								No
12.04	SMF VI	105 College Road East								No
12.05	SMF VI	103 College Road East								No
13	JPMCB	Embassy Suites Charleston							8,065,543	No
14	BSP	Vadata - Ashburn Data Center	129,199							Yes
15	JPMCB	Embassy Suites Busch Gardens Hotel							PIP Reserve: 8,335,312	No
16	JPMCB	100 East Wisconsin Avenue								No
17	JPMCB	Homewood Suites Nashville Downtown								No
18	BSP	2500 83rd Street								No
19	JPMCB	Fountains at the Bayou								No
20	JPMCB	Centrica								Yes
21	SMF VI	Cicero Marketplace			400,000					No
22	SMF VI	Hillside Industrial			1,400,000					No
23	JPMCB	Embassy Suites Palmdale								No
24	BSP	Vadata - Manassas Data Center	89,148							Yes
25	JPMCB	The Villas of East Cobb								No
26	JPMCB	Hilton Garden Inn Ridgefield Park								No
27	JPMCB	415 West 13th Street								Yes
28	SMF VI	Embassy Suites Lake Buena Vista								No
29	JPMCB	Shadow Creek Apartments								No
30	JPMCB	Wesley Pond								No
31	SMF VI	Decatur Crossing II	80,000		400,000					No
32	BSP	Vadata - Haymarket Data Center	70,800							Yes
33	JPMCB	Doubletree Fayetteville								No
34	SMF VI	Triad and University Court Apartments								No
34.01	SMF VI	Triad Apartments								No
34.02	SMF VI	University Court Apartments								No
35	SMF VI	West LA Office - 1950 Sawtelle Boulevard	86,148							No
36	BSP	Arkansas Hotel Portfolio							50,000	No
36.01	BSP	Holiday Inn Express Bentonville								No
36.02	BSP	Fairfield Inn & Suites Springdale								No
37	JPMCB	Sunshine Heights Shopping Center & Attic Self Storage	71,613		600,000					No
37.01	JPMCB	Sunshine Heights Shopping Center								No
37.02	JPMCB	Attic Self Storage								No
38	SMF VI	Hilton Home2 Suites Layton								No
39	JPMCB	Hampton Inn Suites Orlando South Lake Buena Vista								No
40	SMF VI	Holiday Inn Express - Aiken								No
41	SMF VI	Shops at Laurel Springs								No
42	BSP	Fort Wayne Office Portfolio								No
42.01	BSP	Pointe Inverness II								No
42.02	BSP	Executive Center I								No
42.03	BSP	Executive Center II								No
43	BSP	Fern Forest Apartments	250,000							No
44	BSP	Douglasville Crossroads	19,225		155,000					No
45	BSP	Seven Bridges			225,000					No
46	BSP	Comfort Suites Raleigh-Durham Airport							30,000	No
47	BSP	Best Western Ellensburg							72,600	No
48	SMF VI	State University Retail Portfolio								Various
48.01	SMF VI	Blaze Pizza and First Watch								No
48.02	SMF VI	Mattress Firm								Yes
49	BSP	Summerfield Shoppes			250,000					No
50	BSP	Holiday Inn Express Canton								No
51	BSP	Wilshire Manor Apartments								No
52	SMF VI	Bluffton Self Storage								No

A-1-8

Annex A-1

			LARGEST TENANT (3), (19), (20), (21)			2nd LARGEST TENANT (3), (19), (20), (21)			3rd LARGEST TENANT (3), (19), (20), (21)

					Lease			Lease			Lease
Loan #	Seller(1)	Property Name	Largest Tenant	Unit Size	Expiration	2nd Largest Tenant	Unit Size	Expiration	3rd Largest Tenant	Unit Size	Expiration
1	JPMCB	9 West 57th Street	Kohlberg, Kravis, Roberts & Co.	196,124	12/31/20	Chanel Inc.	185,120	05/31/31	Apollo Management Holdings, L.P.	111,194	04/30/20
2	JPMCB	693 Fifth Avenue	Valentino	14,425	07/31/29	JDS Development Group	11,635	04/30/20	Pierson Capital	9,629	08/31/20
3	JPMCB	Opry Mills	Bass Pro Shops	130,131	04/30/20	Regal Cinema	100,056	05/31/20	Dave & Buster’s	56,886	11/30/21
4	JPMCB	Westfield San Francisco Centre	San Francisco State University	125,483	12/31/21	Crunchyroll, Inc.	71,614	01/31/20	Century Theatres	52,636	09/30/21
5	JPMCB	1 Kaiser Plaza	Kaiser Foundation Health Plan, Inc.	366,777	02/28/25	Aiken & Welch, Inc.	11,635	04/30/21	Sitzmann Morris & Lavis, Inc.	9,838	03/31/17
6	JPMCB	Salesforce Tower	Salesforce.com, Inc.	247,099	06/30/30	JPMorgan Chase Bank, National Association	202,305	06/30/25	Bose McKinney & Evans, LLP	103,461	09/30/21
7	BSP	Amazon Buckeye Logistics Center	Amazon	1,009,351	09/30/21
8	SMF VI	Crocker Park Phase One & Two	Dick’s Sporting Goods	75,000	01/31/25	Fitness & Sports Clubs	40,000	02/28/31	Barnes & Noble	28,684	03/31/20
9	JPMCB	1333 Broadway	URS Corporation	73,061	02/28/22	U.S. Department of Agriculture	18,137	11/30/21	Teecom Design Group, Inc.	15,895	06/30/19
10	JPMCB	Laguna Design Center	Baker, Knapp And Tubbs	21,231	01/31/22	De Benedictis-Laguna, Inc.	12,146	12/31/17	Thomas Lavin	12,004	09/30/24
11	BSP	Sheraton Salt Lake City
12	SMF VI	National Business Park
12.01	SMF VI	4 Research Way	SES Americom	78,722	12/31/23	Technicolor USA	16,933	01/25/26	NTT Data Inc.	15,205	02/28/22
12.02	SMF VI	2 Research Way	Princeton Consultants	17,554	08/31/22	Abbott Point Of Care Inc.	13,408	12/31/24	Smith, Stratton	10,684	04/30/20
12.03	SMF VI	107 College Road East	Dr Reddy’s Inc.	75,584	12/11/24	Jaxgennaro LLC.	3,175	MTM
12.04	SMF VI	105 College Road East	Drinker, Biddle	39,395	03/31/21	Hinduja Global Solutions	7,015	12/08/18	Metal Powder	4,393	12/31/26
12.05	SMF VI	103 College Road East	Van Note Harvey	16,684	07/19/25	IH Engineers	10,765	12/31/17	NJEFA	10,120	12/31/24
13	JPMCB	Embassy Suites Charleston
14	BSP	Vadata - Ashburn Data Center	Vadata, Inc.	430,663	07/31/24
15	JPMCB	Embassy Suites Busch Gardens Hotel
16	JPMCB	100 East Wisconsin Avenue	Michael Best & Friedrich LLP	89,725	12/31/19	The Marcus Corporation	45,310	11/30/20	Wells Fargo Bank, N.A.	41,036	10/31/23
17	JPMCB	Homewood Suites Nashville Downtown
18	BSP	2500 83rd Street	Beverage Direct Inc.	61,658	04/30/20	EXP Group LLC	45,660	07/13/31	Space Shipping Inc.	41,764	10/31/23
19	JPMCB	Fountains at the Bayou
20	JPMCB	Centrica	Santander Consumer USA, Inc.	116,982	09/30/26
21	SMF VI	Cicero Marketplace	Price Chopper	68,966	05/31/23	OfficeMax	19,917	03/31/17	Dollar Tree	11,070	01/31/19
22	SMF VI	Hillside Industrial	Union Beverage Packers LLC	380,763	05/31/23	All Jays Enterprises	270,884	08/31/27	Allports Logistics Anchor	48,600	05/31/21
23	JPMCB	Embassy Suites Palmdale
24	BSP	Vadata - Manassas Data Center	Vadata, Inc.	297,160	08/31/25
25	JPMCB	The Villas of East Cobb
26	JPMCB	Hilton Garden Inn Ridgefield Park
27	JPMCB	415 West 13th Street	AllSaints USA, Ltd.	8,058	04/30/26
28	SMF VI	Embassy Suites Lake Buena Vista
29	JPMCB	Shadow Creek Apartments
30	JPMCB	Wesley Pond
31	SMF VI	Decatur Crossing II	Amarr Company	20,032	10/31/21	ABM Building Services	18,525	05/31/22	Micros System (Oracle America)	14,051	02/28/20
32	BSP	Vadata - Haymarket Data Center	Vadata, Inc.	236,000	12/31/23
33	JPMCB	Doubletree Fayetteville
34	SMF VI	Triad and University Court Apartments
34.01	SMF VI	Triad Apartments	Santoras/TBF Mgmt	5,500	02/28/26	Arirang Karaoke	3,450	09/30/20	Billy’s Bar	3,100	11/30/22
34.02	SMF VI	University Court Apartments
35	SMF VI	West LA Office - 1950 Sawtelle Boulevard	Butterfield Productions	45,158	05/31/22	Kung Fu Factory	11,356	10/31/19	The Regents of University of California	9,148	06/30/19
36	BSP	Arkansas Hotel Portfolio
36.01	BSP	Holiday Inn Express Bentonville
36.02	BSP	Fairfield Inn & Suites Springdale
37	JPMCB	Sunshine Heights Shopping Center & Attic Self Storage
37.01	JPMCB	Sunshine Heights Shopping Center	Stage	25,516	01/31/25	Dollar Tree	11,466	05/31/28	Burkes	11,108	04/30/18
37.02	JPMCB	Attic Self Storage
38	SMF VI	Hilton Home2 Suites Layton
39	JPMCB	Hampton Inn Suites Orlando South Lake Buena Vista
40	SMF VI	Holiday Inn Express - Aiken
41	SMF VI	Shops at Laurel Springs	Publix	47,955	01/31/19	Rucker Pet & Wild Bird	5,110	07/31/18	Taqueria Los Hermanos	2,800	05/31/20
42	BSP	Fort Wayne Office Portfolio
42.01	BSP	Pointe Inverness II	Summit Reinsurance Svcs (ACH)	6,970	06/30/17	Aerotek, Inc./Allegis (ACH)	6,247	12/31/21	TEK Systems,/Allegis (ACH)	5,141	03/31/22
42.02	BSP	Executive Center I	Rea Magnet Wire Company, Inc.	23,343	08/31/25	Morpho Trust USA	14,471	03/31/26	Trelleborg Sealing Solutions	8,680	06/30/18
42.03	BSP	Executive Center II	Aetna Life Insurance Company	28,142	08/31/21	Morpho Trust USA	4,203	03/31/26	Centene Management Company	2,332	03/31/17
43	BSP	Fern Forest Apartments
44	BSP	Douglasville Crossroads	Dollar Tree	8,000	05/31/19	Stevi B’s Pizza Buffet	5,000	12/31/26	Shoe Show, Inc.	4,988	11/30/20
45	BSP	Seven Bridges	SVM Acquisition 1 LLC	5,447	07/31/19	Little Kids Learning Center	4,934	01/31/24	Jam N Jelly Cafe, Inc.	4,441	03/31/20
46	BSP	Comfort Suites Raleigh-Durham Airport
47	BSP	Best Western Ellensburg
48	SMF VI	State University Retail Portfolio
48.01	SMF VI	Blaze Pizza and First Watch	First Watch	3,718	12/31/26	Blaze Pizza	3,359	01/31/26
48.02	SMF VI	Mattress Firm	Mattress Firm	4,113	05/31/27
49	BSP	Summerfield Shoppes	It’s Kidz Time of Riverview	10,000	09/30/22	Shapes Fitness For Women	7,200	11/30/26	Optimal Performance and Physical Therapies	4,000	06/30/22
50	BSP	Holiday Inn Express Canton
51	BSP	Wilshire Manor Apartments
52	SMF VI	Bluffton Self Storage

A-1-9

Annex A-1

			4th LARGEST TENANT (3), (19), (20), (21)			5th LARGEST TENANT (3), (19), (20), (21)

					Lease			Lease	Loan
Loan #	Seller(1)	Property Name	4th Largest Tenant	Unit Size	Expiration	5th Largest Tenant	Unit Size	Expiration	Purpose	Principal / Carveout Guarantor(22)
1	JPMCB	9 West 57th Street	Och Ziff Management LP	95,200	12/31/29	Tiger Global Management LLC	43,490	07/31/24	Refinance	Sheldon H. Solow
2	JPMCB	693 Fifth Avenue	Carpenters Workshop Gallery	5,075	02/28/31	Louis Licari	4,847	05/31/25	Acquisition	Marc de Lacharrière
3	JPMCB	Opry Mills	Forever 21	53,244	01/31/19	Bed Bath & Beyond	30,966	03/31/22	Refinance	Simon Property Group, L.P.
4	JPMCB	Westfield San Francisco Centre	Bespoke	36,977	12/31/21	True Ultimate Standards Every	28,217	02/29/20	Refinance	Westfield America, Inc.
5	JPMCB	1 Kaiser Plaza	Michael Baker Jr. Inc.	9,838	08/31/18	Asian & Pacific Islander American Health Forum	7,862	03/26/22	Recapitalization	CIM Commercial Trust Corporation
6	JPMCB	Salesforce Tower	Ernst & Young U.S. LLP	37,487	09/30/23	Ogletree, Deakins, Nash, Smoak & Stewart, P.C.	36,573	06/30/22	Acquisition	William Z. Hertz, Isaac Hertz, Sarah Hertz
7	BSP	Amazon Buckeye Logistics Center							Acquisition	Raymond E. Wirta
8	SMF VI	Crocker Park Phase One & Two	Regal Cinemas Crocker Park 16	24,442	04/30/20	H&M	20,148	07/31/18	Refinance	Robert L. Stark, Morry Weiss
9	JPMCB	1333 Broadway	State of California Public Utilities Commission	15,441	10/31/17	Walgreens	13,738	04/30/44	Recapitalization	CIM Commercial Trust Corporation
10	JPMCB	Laguna Design Center	Harsey & Harsey	11,699	01/31/22	Realty One Group	8,305	12/31/20	Acquisition	William L. Hutchinson, Donald Engle
11	BSP	Sheraton Salt Lake City							Acquisition	Driftwood Acquisition & Development, L.P.
12	SMF VI	National Business Park							Refinance	John Zirinsky
12.01	SMF VI	4 Research Way
12.02	SMF VI	2 Research Way	CitiusTech Inc.	5,493	10/31/18	Management Office	5,400	11/14/18
12.03	SMF VI	107 College Road East
12.04	SMF VI	105 College Road East	FTI Consulting	4,260	06/23/19	Trustees of Princeton University	4,194	12/31/20
12.05	SMF VI	103 College Road East	Zensar Technologies	2,645	05/10/21	Therapedic Sleep Products	2,379	12/31/20
13	JPMCB	Embassy Suites Charleston							Refinance	Atrium Leveraged Loan Fund, LLC
14	BSP	Vadata - Ashburn Data Center							Acquisition	Corporate Office Properties, L.P.
15	JPMCB	Embassy Suites Busch Gardens Hotel							Refinance	Atrium Leveraged Loan Fund, LLC
16	JPMCB	100 East Wisconsin Avenue	Johnson Bank	23,540	04/30/21	The Holter Agency	22,654	09/30/20	Acquisition	William Z. Hertz, Isaac Hertz, Sarah Hertz
17	JPMCB	Homewood Suites Nashville Downtown							Refinance	Bharat N. Patel, Naveen Shah
18	BSP	2500 83rd Street	Accupack Warehousing & Distribution	23,788	05/31/20	East Coast Egg Transport, LLC	19,511	05/31/17	Refinance	Emil Serafino
19	JPMCB	Fountains at the Bayou							Refinance	Swapnil Agarwal
20	JPMCB	Centrica							Acquisition	Marton Grossman
21	SMF VI	Cicero Marketplace	Buffalo Wild Wings	6,423	03/31/17	Men’s Wearhouse	6,004	02/28/23	Refinance	Charles Garfunkel, Norman Bobrow
22	SMF VI	Hillside Industrial	CDE Investments	10,500	01/31/21	Alltrans Refrigeration Servicing	7,320	06/30/18	Refinance	Stuart Lichter
23	JPMCB	Embassy Suites Palmdale							Refinance	Bharat N. Patel, Naveen Shah
24	BSP	Vadata - Manassas Data Center							Acquisition	Corporate Office Properties, L.P.
25	JPMCB	The Villas of East Cobb							Recapitalization	Donald Lippman
26	JPMCB	Hilton Garden Inn Ridgefield Park							Refinance	Bharat N. Patel, Naveen Shah
27	JPMCB	415 West 13th Street							Refinance	RREEF Spezial Invest GmbH
28	SMF VI	Embassy Suites Lake Buena Vista							Refinance	Kenneth K. Kochenour
29	JPMCB	Shadow Creek Apartments							Refinance	Swapnil Agarwal
30	JPMCB	Wesley Pond							Acquisition	David Fisher, Joshua Ungerecht, Warren Thomas, Ryan Millsap
31	SMF VI	Decatur Crossing II	Dolphin Winder	13,293	05/31/18	Spirit Rock	12,608	10/31/17	Refinance	Terrall C. York
32	BSP	Vadata - Haymarket Data Center							Acquisition	Corporate Office Properties, L.P.
33	JPMCB	Doubletree Fayetteville							Refinance	Avtar Dhaliwal, Sanjiv Khetarpal
34	SMF VI	Triad and University Court Apartments							Refinance	Jeffrey Marc Rotter, Mitchell Evan Russell
34.01	SMF VI	Triad Apartments	Ramsey’s Sheesha Lounge	2,600	04/30/20	Arirang Restaurant	2,100	04/30/25
34.02	SMF VI	University Court Apartments
35	SMF VI	West LA Office - 1950 Sawtelle Boulevard	East-West Eye Institute	3,329	04/30/21	Development Corp for Israel-IB	3,212	04/30/18	Acquisition	Albert Taban
36	BSP	Arkansas Hotel Portfolio							Acquisition	Leslie Ng, Paul A. Nussbaum
36.01	BSP	Holiday Inn Express Bentonville
36.02	BSP	Fairfield Inn & Suites Springdale
37	JPMCB	Sunshine Heights Shopping Center & Attic Self Storage							Refinance	James H. Jenkins, III, Blair Jenkins Kelly
37.01	JPMCB	Sunshine Heights Shopping Center	Goodwill	10,288	02/28/18	Rent-A-Center	6,793	07/31/18
37.02	JPMCB	Attic Self Storage
38	SMF VI	Hilton Home2 Suites Layton							Refinance	Kevin S. Garn, Douglas Durbano
39	JPMCB	Hampton Inn Suites Orlando South Lake Buena Vista							Refinance	Bharat N. Patel, Naveen Shah
40	SMF VI	Holiday Inn Express - Aiken							Refinance	Ashok Patel, Surendra Patel
41	SMF VI	Shops at Laurel Springs	Esquire Cleaners	1,750	05/31/18	Spa Nails	1,400	02/28/19	Recapitalization	Michael G. Bisciotti
42	BSP	Fort Wayne Office Portfolio							Refinance	Raymond Massa
42.01	BSP	Pointe Inverness II	Inverness Office Management LLC	4,980	02/28/26	Ruoff Mortgage Company, Inc.	4,815	08/31/20
42.02	BSP	Executive Center I	Lenovo (United States), Inc.	5,523	03/31/19	Azar, Incorporated	2,837	07/31/18
42.03	BSP	Executive Center II
43	BSP	Fern Forest Apartments							Acquisition	Sky Management Services LLC
44	BSP	Douglasville Crossroads	Cato Corporation	4,500	01/31/20	It’s Fashion	4,032	01/31/21	Refinance	Dennis Paquet
45	BSP	Seven Bridges	ATI Physical Therapy	3,001	09/30/21	Seven Bridges Eye Care	2,408	02/28/20	Acquisition	Gerald Lee Nudo
46	BSP	Comfort Suites Raleigh-Durham Airport							Acquisition	Leslie Ng, Paul A. Nussbaum
47	BSP	Best Western Ellensburg							Refinance	Torre T. Morgal, Scott A. Mary
48	SMF VI	State University Retail Portfolio							Acquisition	David E. Salmanson, Trustee of the David E. Salmanson GST Exempt Trust 2015
48.01	SMF VI	Blaze Pizza and First Watch
48.02	SMF VI	Mattress Firm
49	BSP	Summerfield Shoppes	Dr. Daniel Otero	2,400	03/31/17	Fishhawk Family Dental, PA	2,400	05/31/22	Refinance	Richard M. Cohen
50	BSP	Holiday Inn Express Canton							Refinance	Vikram D. Patel, Jagdish B. Patel
51	BSP	Wilshire Manor Apartments							Acquisition	George Lintz, Aaron Weisman, Steven Bram
52	SMF VI	Bluffton Self Storage							Acquisition	Ryan L. Hanks

A-1-10

Annex A-1

					Pari Passu Debt(25)					Additional Debt(26)
						Pari Passu	Pari Passu	Pari Passu	Total Cut-off				Additional
			Lockbox	Lockbox	Pari Passu	Note Control	Piece In Trust	Piece Non Trust	Date Pari	Addit Debt	Addit Debt	Additional	Debt Cut off	Additional Debt
Loan #	Seller(1)	Property Name	(Y/N)	Type(24)	(Y/N)	(Y/N)	Cut-Off Balance	Cut-Off Balance	Passu Debt	Permitted (Y/N)	Exist (Y/N)	Debt Type(s)	Date Balance	Interest Rate
1	JPMCB	9 West 57th Street	Yes	CMA	Yes	No	100,000,000	913,724,000	1,013,724,000	Yes	Yes	Subordinate Debt/Permitted Mezzanine	186,276,000	2.85950
2	JPMCB	693 Fifth Avenue	Yes	Hard	Yes	No	80,000,000	170,000,000	250,000,000	No	No	NAP	NAP	NAP
3	JPMCB	Opry Mills	Yes	CMA	Yes	No	80,000,000	295,000,000	375,000,000	No	No	NAP	NAP	NAP
4	JPMCB	Westfield San Francisco Centre	Yes	CMA	Yes	No	60,000,000	373,077,000	433,077,000	No	Yes	Subordinate Debt	124,923,000	3.39400
5	JPMCB	1 Kaiser Plaza	Yes	CMA	Yes	Yes	60,000,000	37,100,000	97,100,000	Yes	No	Permitted Mezzanine	NAP	NAP
6	JPMCB	Salesforce Tower	Yes	Hard	Yes	Yes	60,000,000	48,000,000	108,000,000	No	Yes	Mezzanine Loan	24,500,000	7.25000
7	BSP	Amazon Buckeye Logistics Center	Yes	CMA	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP
8	SMF VI	Crocker Park Phase One & Two	Yes	CMA	Yes	No	40,000,000	100,000,000	140,000,000	No	No	NAP	NAP	NAP
9	JPMCB	1333 Broadway	Yes	CMA	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP
10	JPMCB	Laguna Design Center	Yes	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
11	BSP	Sheraton Salt Lake City	Yes	CMA	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP
12	SMF VI	National Business Park	Yes	CMA	Yes	Yes	33,000,000	22,000,000	55,000,000	No	No	NAP	NAP	NAP
12.01	SMF VI	4 Research Way
12.02	SMF VI	2 Research Way
12.03	SMF VI	107 College Road East
12.04	SMF VI	105 College Road East
12.05	SMF VI	103 College Road East
13	JPMCB	Embassy Suites Charleston	Yes	Hard	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
14	BSP	Vadata - Ashburn Data Center	Yes	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
15	JPMCB	Embassy Suites Busch Gardens Hotel	Yes	Hard	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
16	JPMCB	100 East Wisconsin Avenue	Yes	Hard	Yes	No	25,000,000	28,800,000	53,800,000	No	Yes	Mezzanine Loan	10,000,000	11.00000
17	JPMCB	Homewood Suites Nashville Downtown	Yes	CMA	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP
18	BSP	2500 83rd Street	Yes	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
19	JPMCB	Fountains at the Bayou	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
20	JPMCB	Centrica	Yes	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
21	SMF VI	Cicero Marketplace	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
22	SMF VI	Hillside Industrial	Yes	CMA	Yes	Yes	20,000,000	19,000,000	39,000,000	No	No	NAP	NAP	NAP
23	JPMCB	Embassy Suites Palmdale	Yes	CMA	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP
24	BSP	Vadata - Manassas Data Center	Yes	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
25	JPMCB	The Villas of East Cobb	Yes	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
26	JPMCB	Hilton Garden Inn Ridgefield Park	Yes	CMA	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP
27	JPMCB	415 West 13th Street	Yes	CMA	No	NAP	NAP	NAP	NAP	Yes	Yes	Subordinate Debt/Permitted Mezzanine	7,000,000	9.00000
28	SMF VI	Embassy Suites Lake Buena Vista	Yes	Springing	Yes	Yes	16,932,574	24,900,844	41,833,418	No	No	NAP	NAP	NAP
29	JPMCB	Shadow Creek Apartments	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
30	JPMCB	Wesley Pond	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
31	SMF VI	Decatur Crossing II	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
32	BSP	Vadata - Haymarket Data Center	Yes	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
33	JPMCB	Doubletree Fayetteville	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
34	SMF VI	Triad and University Court Apartments	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
34.01	SMF VI	Triad Apartments
34.02	SMF VI	University Court Apartments
35	SMF VI	West LA Office - 1950 Sawtelle Boulevard	Yes	Springing	Yes	No	10,000,000	26,500,000	36,500,000	No	No	NAP	NAP	NAP
36	BSP	Arkansas Hotel Portfolio	Yes	CMA	No	NAP	NAP	NAP	NAP	No	Yes	B-Note	1,098,526	13.75000
36.01	BSP	Holiday Inn Express Bentonville
36.02	BSP	Fairfield Inn & Suites Springdale
37	JPMCB	Sunshine Heights Shopping Center & Attic Self Storage	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
37.01	JPMCB	Sunshine Heights Shopping Center
37.02	JPMCB	Attic Self Storage
38	SMF VI	Hilton Home2 Suites Layton	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
39	JPMCB	Hampton Inn Suites Orlando South Lake Buena Vista	Yes	CMA	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP
40	SMF VI	Holiday Inn Express - Aiken	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
41	SMF VI	Shops at Laurel Springs	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
42	BSP	Fort Wayne Office Portfolio	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
42.01	BSP	Pointe Inverness II
42.02	BSP	Executive Center I
42.03	BSP	Executive Center II
43	BSP	Fern Forest Apartments	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
44	BSP	Douglasville Crossroads	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
45	BSP	Seven Bridges	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
46	BSP	Comfort Suites Raleigh-Durham Airport	Yes	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
47	BSP	Best Western Ellensburg	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
48	SMF VI	State University Retail Portfolio	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
48.01	SMF VI	Blaze Pizza and First Watch
48.02	SMF VI	Mattress Firm
49	BSP	Summerfield Shoppes	Yes	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
50	BSP	Holiday Inn Express Canton	Yes	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
51	BSP	Wilshire Manor Apartments	Yes	CMA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
52	SMF VI	Bluffton Self Storage	Yes	Springing	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP

A-1-11

Annex A-1

			Total Debt(5)				HOTEL OPERATING STATISTICS
				Total Debt		Total Debt
			Total Debt	UW NCF	Total Debt	UW NOI	2013	2013	2013	2014	2014	2014	2015	2015	2015	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Cut-off Balance	DSCR	Current LTV %	Debt Yield %	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
1	JPMCB	9 West 57th Street	1,200,000,000	3.08	35.3%	9.0%																1
2	JPMCB	693 Fifth Avenue	250,000,000	1.00	47.6%	6.4%																2
3	JPMCB	Opry Mills	375,000,000	2.33	50.8%	10.1%																3
4	JPMCB	Westfield San Francisco Centre	558,000,000	2.85	45.7%	10.1%																4
5	JPMCB	1 Kaiser Plaza	97,100,000	2.15	45.8%	10.7%																5
6	JPMCB	Salesforce Tower	132,500,000	1.41	73.2%	10.3%																6
7	BSP	Amazon Buckeye Logistics Center	NAP	NAP	NAP	NAP																7
8	SMF VI	Crocker Park Phase One & Two	140,000,000	1.34	65.3%	9.3%																8
9	JPMCB	1333 Broadway	NAP	NAP	NAP	NAP																9
10	JPMCB	Laguna Design Center	NAP	NAP	NAP	NAP																10
11	BSP	Sheraton Salt Lake City	NAP	NAP	NAP	NAP	74.3%	106.14	78.87	77.9%	105.98	82.55	81.0%	111.86	90.62	82.2%	112.06	92.08	82.2%	112.06	92.08	11
12	SMF VI	National Business Park	55,000,000	1.36	64.8%	9.7%																12
12.01	SMF VI	4 Research Way		1.36	64.8%	9.7%																12.01
12.02	SMF VI	2 Research Way		1.36	64.8%	9.7%																12.02
12.03	SMF VI	107 College Road East		1.36	64.8%	9.7%																12.03
12.04	SMF VI	105 College Road East		1.36	64.8%	9.7%																12.04
12.05	SMF VI	103 College Road East		1.36	64.8%	9.7%																12.05
13	JPMCB	Embassy Suites Charleston	NAP	NAP	NAP	NAP	71.6%	145.16	103.97	71.3%	142.67	101.67	73.5%	143.95	105.75	71.1%	144.14	102.46	71.1%	144.14	102.46	13
14	BSP	Vadata - Ashburn Data Center	NAP	NAP	NAP	NAP																14
15	JPMCB	Embassy Suites Busch Gardens Hotel	NAP	NAP	NAP	NAP	85.7%	111.42	95.52	89.0%	114.98	102.30	86.2%	132.67	114.36	81.6%	137.51	112.23	81.6%	137.51	112.23	15
16	JPMCB	100 East Wisconsin Avenue	63,800,000	1.30	77.5%	9.7%																16
17	JPMCB	Homewood Suites Nashville Downtown	NAP	NAP	NAP	NAP	79.5%	172.39	137.08	81.4%	192.44	156.60	84.1%	213.08	179.23	84.7%	213.06	180.46	84.7%	213.06	180.46	17
18	BSP	2500 83rd Street	NAP	NAP	NAP	NAP																18
19	JPMCB	Fountains at the Bayou	NAP	NAP	NAP	NAP																19
20	JPMCB	Centrica	NAP	NAP	NAP	NAP																20
21	SMF VI	Cicero Marketplace	NAP	NAP	NAP	NAP																21
22	SMF VI	Hillside Industrial	39,000,000	1.39	60.6%	10.2%																22
23	JPMCB	Embassy Suites Palmdale	NAP	NAP	NAP	NAP	73.2%	129.69	94.87	78.6%	132.70	104.24	82.9%	136.61	113.21	83.5%	142.08	118.65	83.5%	142.08	118.65	23
24	BSP	Vadata - Manassas Data Center	NAP	NAP	NAP	NAP																24
25	JPMCB	The Villas of East Cobb	NAP	NAP	NAP	NAP																25
26	JPMCB	Hilton Garden Inn Ridgefield Park	NAP	NAP	NAP	NAP	78.5%	136.99	107.60	81.0%	143.09	115.95	80.6%	141.77	114.33	83.2%	139.90	116.33	83.2%	139.90	116.33	26
27	JPMCB	415 West 13th Street	25,000,000	1.39	50.1%	7.8%																27
28	SMF VI	Embassy Suites Lake Buena Vista	41,833,418	1.51	62.2%	11.2%				82.4%	117.16	96.54	80.7%	122.93	99.20	83.2%	124.91	103.92	83.2%	124.91	103.92	28
29	JPMCB	Shadow Creek Apartments	NAP	NAP	NAP	NAP																29
30	JPMCB	Wesley Pond	NAP	NAP	NAP	NAP																30
31	SMF VI	Decatur Crossing II	NAP	NAP	NAP	NAP																31
32	BSP	Vadata - Haymarket Data Center	NAP	NAP	NAP	NAP																32
33	JPMCB	Doubletree Fayetteville	NAP	NAP	NAP	NAP	71.3%	101.01	72.04	74.0%	105.29	77.91	72.0%	108.26	77.95	75.2%	105.78	79.53	73.4%	106.31	78.00	33
34	SMF VI	Triad and University Court Apartments	NAP	NAP	NAP	NAP																34
34.01	SMF VI	Triad Apartments		NAP	NAP	NAP																34.01
34.02	SMF VI	University Court Apartments		NAP	NAP	NAP																34.02
35	SMF VI	West LA Office - 1950 Sawtelle Boulevard	36,500,000	1.18	67.2%	8.0%																35
36	BSP	Arkansas Hotel Portfolio	11,085,130	1.54	72.9%	11.6%				61.4%	88.81	54.49	69.5%	90.97	63.19	71.0%	90.75	64.46	71.0%	90.75	64.46	36
36.01	BSP	Holiday Inn Express Bentonville		1.54	72.9%	11.6%				58.9%	91.21	53.76	71.0%	89.62	63.59	71.6%	89.11	63.83	71.6%	89.11	63.83	36.01
36.02	BSP	Fairfield Inn & Suites Springdale		1.54	72.9%	11.6%				64.1%	86.30	55.32	67.8%	92.57	62.73	70.3%	92.64	65.17	70.3%	92.64	65.17	36.02
37	JPMCB	Sunshine Heights Shopping Center & Attic Self Storage	NAP	NAP	NAP	NAP																37
37.01	JPMCB	Sunshine Heights Shopping Center		NAP	NAP	NAP																37.01
37.02	JPMCB	Attic Self Storage		NAP	NAP	NAP																37.02
38	SMF VI	Hilton Home2 Suites Layton	NAP	NAP	NAP	NAP	55.7%	89.29	49.73	79.1%	87.39	69.13	75.0%	89.97	67.48	69.3%	98.15	67.99	69.3%	98.15	67.99	38
39	JPMCB	Hampton Inn Suites Orlando South Lake Buena Vista	NAP	NAP	NAP	NAP	79.3%	86.99	69.00	81.3%	92.97	75.63	77.6%	98.52	76.49	77.0%	102.92	79.25	77.0%	102.92	79.25	39
40	SMF VI	Holiday Inn Express - Aiken	NAP	NAP	NAP	NAP							65.5%	100.75	65.99	71.2%	105.62	75.20	71.2%	105.62	75.20	40
41	SMF VI	Shops at Laurel Springs	NAP	NAP	NAP	NAP																41
42	BSP	Fort Wayne Office Portfolio	NAP	NAP	NAP	NAP																42
42.01	BSP	Pointe Inverness II		NAP	NAP	NAP																42.01
42.02	BSP	Executive Center I		NAP	NAP	NAP																42.02
42.03	BSP	Executive Center II		NAP	NAP	NAP																42.03
43	BSP	Fern Forest Apartments	NAP	NAP	NAP	NAP																43
44	BSP	Douglasville Crossroads	NAP	NAP	NAP	NAP																44
45	BSP	Seven Bridges	NAP	NAP	NAP	NAP																45
46	BSP	Comfort Suites Raleigh-Durham Airport	NAP	NAP	NAP	NAP	63.5%	71.42	45.36	65.4%	80.26	52.51	68.1%	81.52	55.53	69.6%	80.96	56.36	69.6%	80.96	56.36	46
47	BSP	Best Western Ellensburg	NAP	NAP	NAP	NAP	72.4%	105.03	76.07	73.7%	109.81	80.91	76.0%	111.86	85.05	78.2%	111.99	87.57	78.2%	111.99	87.57	47
48	SMF VI	State University Retail Portfolio	NAP	NAP	NAP	NAP																48
48.01	SMF VI	Blaze Pizza and First Watch		NAP	NAP	NAP																48.01
48.02	SMF VI	Mattress Firm		NAP	NAP	NAP																48.02
49	BSP	Summerfield Shoppes	NAP	NAP	NAP	NAP																49
50	BSP	Holiday Inn Express Canton	NAP	NAP	NAP	NAP	46.7%	79.76	37.23	52.1%	76.84	40.02	56.3%	81.31	45.75	57.3%	83.03	47.61	57.3%	83.03	47.61	50
51	BSP	Wilshire Manor Apartments	NAP	NAP	NAP	NAP																51
52	SMF VI	Bluffton Self Storage	NAP	NAP	NAP	NAP																52

A-1-12

Footnotes to Annex A-1

(1)

“JPMCB” denotes JPMorgan Chase Bank, National Association, as Mortgage Loan Seller; “BSP” denotes Benefit Street Partners CRE Finance LLC, as Mortgage Loan Seller; and “SMF VI” denotes Starwood Mortgage Funding VI LLC, as Mortgage Loan Seller.

With respect to Loan No. 3, Opry Mills, the Opry Mills Whole Loan (as defined below) was co-originated by JPMCB and Citigroup Global Markets Realty Corp. (“CGMRC”).

With respect to Loan No. 4, Westfield San Francisco Centre, the Westfield San Francisco Centre Whole Loan (as defined below) was co-originated by JPMCB and Deutsche Bank AG, New York Branch (“DBNY”).

With respect to Loan No. 8, Crocker Park Phase One & Two, the Crocker Park Phase One & Two Whole Loan was co-originated by Starwood Mortgage Capital LLC and CGMRC.

With respect to Loan Nos. 22, 35, 40 and 52, Hillside Industrial, West LA Office - 1950 Sawtelle Boulevard, Holiday Inn Express - Aiken and Bluffton Self Storage, each mortgage loan was originated by The Bank of New York Mellon and acquired by SMF VI.

(2)

Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 2, 693 Fifth Avenue, Units consists of 82,089 square feet (85.1% of the net rentable area at the mortgaged property) of office space and 14,425 square feet (14.9% of the net rentable area at the mortgaged property) of retail space.

With respect to Loan No. 4, Westfield San Francisco Centre, Units consists of 553,366 square feet (69.6% of the net rentable area at the mortgaged property) of retail space and 241,155 square feet (30.4% of the net rentable area at the mortgaged property) of office space.

With respect to Loan No. 8, Crocker Park Phase One & Two, an affiliate of the borrower is the lessee pursuant to a space lease whereby it leases approximately 38,360 square feet of space on a neighboring retail property which is owned by a sponsor affiliate.

With respect to Loan No. 10, Laguna Design Center, Units consists of 213,241 square feet (90.1% of the net rentable area at the mortgaged property) of retail space and 23,486 square feet (9.9% of the net rentable area at the mortgaged property) of office space.

With respect to Loan No. 34.01, Triad and University Court Apartments – Triad Apartments, the mortgaged property consists of 95 multifamily units and 21,050 square feet of retail space. The multifamily space is 96.8% leased as of July 21, 2016. The retail space is 100.0% leased as of August 1, 2016.

(3)

In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but have not yet commenced paying rent and/or are not in occupancy.

With respect to Loan No. 1, 9 West 57th Street, two tenants, Zimmer Partners, LP and Seven Bridges Advisors LLC, have executed their leases but have not yet commenced paying rent.

With respect to Loan No. 3, Opry Mills, four tenants, including the 8th largest tenant by net rentable area, Madame Tussauds, have executed their leases but have not yet taken occupancy and/or commenced paying rent.

With respect to Loan No. 6, Salesforce Tower, the Largest Tenant, Salesforce.com, Inc. (“Salesforce”), has executed its lease but has not yet taken occupancy or commenced paying rent. Salesforce is expected to take occupancy and begin paying rent as follows: 123,032 square feet in January 2017, 19,318 square feet on the 25th floor in August 2017 and the remaining 104,749 square feet in August 2018.

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With respect to Loan No. 6, Salesforce Tower, approximately 11.1% of UW Revenues ($) is attributable to the parking garage at the mortgaged property.

With respect to Loan No. 9, 1333 Broadway, the 3rd Largest Tenant, Teecom Design Group, Inc., has executed a lease to expand its premises but has not yet taken occupancy or commenced paying rent for such expansion space. Teecom Design Group, Inc. is expected to take occupancy and begin paying rent on the additional space in December 2016.

With respect to Loan No. 13, Embassy Suites Charleston, approximately 30.5% of UW Revenues ($) is attributable to the food and beverage outlet at the mortgaged property.

With respect to Loan No. 15, Embassy Suites Busch Gardens Hotel, approximately 22.6% of UW Revenues ($) is attributable to the food and beverage outlets at the mortgaged property.

With respect to Loan No. 16, 100 East Wisconsin Avenue, approximately 14.2% of UW Revenues ($) is attributable to the parking garage at the mortgaged property.

With respect to Loan No. 33, Doubletree Fayetteville, approximately 18.7% of UW Revenues ($) is attributable to the food and beverage outlet at the mortgaged property.

With respect to Loan No. 49, Summerfield Shoppes, the 2nd Largest Tenant, Shapes Fitness For Women, is entitled to a free rent period. At origination, $17,195 was reserved for the free rent period for this tenant.

(4)

With respect to all mortgage loans, with the exception of certain of the mortgage loans listed below, the Current LTV % and the Maturity LTV % are based on the “as-is” Appraised Value ($) even though, for certain mortgage loans, the appraiser provided “as-stabilized” values based on certain criteria being met. In the case of certain mortgage loans listed below, the appraisal provided an “as-is” value based on material additional assumptions.

With respect to Loan No. 6, Salesforce Tower, the Appraised Value ($) represents the “Hypothetical As-Is” value of $181,100,000, which assumes that all outstanding tenant improvements, leasing commissions, free rent (including bridge rent), and capital expenditures have been paid or are reserved/escrowed at origination. At origination, the borrower was required to reserve $20,896,672 for outstanding tenant improvements and leasing commissions and $8,081,640 for outstanding free rent. Additionally, the borrower was required to reserve $4,250,420 into the Upfront Capex Reserve ($). The “as-is” value as of July 21, 2016 was $150,600,000, which results in a Current LTV % and Maturity LTV % of 71.7% and 71.7%, respectively.

With respect to Loan No. 10, Laguna Design Center, the Appraised Value ($) represents the “Hypothetical As-Is – No Outstanding Free Rent, TI’s, Commissions” value of $54,360,000, which assumes no outstanding tenant improvements, leasing commissions or free rent as of the date of valuation. At origination, the borrowers were required to reserve $315,242 for outstanding tenant improvements and leasing commissions and $97,219 for outstanding free rent. The “as-is” value as of June 15, 2016 is $54,000,000, which results in a Current LTV % and Maturity LTV % of 70.6% and 64.4%, respectively.

With respect to Loan No. 11, Sheraton Salt Lake City, the Appraised Value ($) represents the hypothetical “as-complete” value of $50,200,000, which assumes that the property improvement plan (“PIP”) outstanding at origination is complete. At origination, the borrower was required to reserve $2,021,626 for all outstanding PIP obligations. The “as-is” value as of July 20, 2016 was $47,400,000, which results in a Current LTV % and Maturity LTV % of 73.8% and 61.3%, respectively.

With respect to Loan No. 13, Embassy Suites Charleston, the Appraised Value ($) represents the “As-Is” market value of $43,000,000, which assumes that an approximately $8.1 million PIP is completed in year one of the projection period. The appraisal also provides for an “as complete” hypothetical value, which assumes that the proposed PIP required under the related franchise agreement is completed. The full estimated cost to complete the PIP will be reserved for on an ongoing basis through a full excess cash flow sweep during the term of the loan, until such time the PIP is complete or the related cap on reserve

A-1-14

collections is achieved. The “as complete” value as of June 1, 2016 is $51,500,000, which results in a Current LTV % and Maturity LTV % of 57.4% and 49.9%, respectively.

With respect to Loan No. 15, Embassy Suites Busch Gardens Hotel, the Appraised Value ($) represents the “As-Is” market value of $38,500,000, which assumes that an approximately $8.3 million PIP is completed in year one of the projection period. The appraisal also provides for an “as complete” hypothetical value, which assumes the proposed PIP required under the related franchise agreement is completed. The full estimated cost to complete the PIP will be reserved for on an ongoing basis through a full excess cash flow sweep during the term of the loan, until such time the PIP is complete or the related cap on reserve collections is achieved. The “as complete” value as of June 1, 2016 is $49,500,000, which results in a Current LTV % and Maturity LTV % of 55.6% and 48.4%, respectively.

With respect to Loan No. 16, 100 East Wisconsin Avenue, the Appraised Value ($) represents the “Hypothetical As-Is” value of $82,300,000, which assumes that all outstanding tenant improvements, leasing commissions, free rent and capital expenditures have been paid or are reserved/escrowed at origination. At origination, the borrower was required to reserve $1,090,951 for outstanding free rent and $174,199 for outstanding tenant improvements and leasing commissions. Additionally, the borrower was required to reserve $1,554,500 into the Upfront TI/LC Reserve ($) and $427,803 into the Upfront Capex Reserve ($). The “as-is” value as of July 19, 2016 is $79,000,000, which results in a Current LTV % and Maturity LTV % of 68.1% and 53.8%, respectively.

With respect to Loan No. 20, Centrica, the Appraised Value ($) represents the “Hypothetical Value with Rent Credit Value” of $30,620,000, which assumes that outstanding tenant improvement, leasing commission, move-in allowance and free rent obligations are paid as of the origination date. At origination, the borrower was required to reserve $1,584,910 for outstanding tenant improvements and leasing commissions and $1,111,329 for outstanding free rent. The “as-is” value as of June 17, 2016 is $29,510,000, which results in Current LTV % and Maturity LTV % of 74.5% and 60.3%, respectively.

With respect to Loan No. 26, Hilton Garden Inn Ridgefield Park, the Appraised Value ($) represents the value of the subleasehold estate owned by the borrower and excludes the value attributable to the fee estate.

With respect to Loan No. 29, Shadow Creek Apartments, the Appraised Value ($) represents the “As Is Subject to Escrow Account” value of $19,090,000, which assumes that proposed renovations have been completed. At origination, the borrower was required to reserve $606,167 for replacement costs. The “as-is” value as of June 28, 2016 is $18,490,000, which results in Current LTV % and Maturity LTV % of 77.3% and 72.5%, respectively.

With respect to Loan No. 36.01, Arkansas Hotel Portfolio - Holiday Inn Express Bentonville, the Appraised Value ($) represents the “as-complete” value of $8,200,000, which assumes the PIP outstanding at origination is complete. At origination, the borrower was required to reserve $2,175,702 for all outstanding PIP obligations. The “as-is” value as of June 13, 2016 was $5,900,000, which results in a Current LTV % and Maturity LTV % of 77.4% and 59.5% for the mortgage loan, respectively.

With respect to Loan No. 50, Holiday Inn Express Canton, the Appraised Value ($) represents the hypothetical “as-complete” value of $6,900,000, which assumes the PIP outstanding at origination is complete. At origination, the borrower was required to reserve $1,015,544 for all outstanding PIP obligations. The “as-is” value as of April 22, 2016 was $5,700,000, which results in a Current LTV % and Maturity LTV % of 70.1% and 53.1%, respectively.

(5)	With respect to Loan No. 28, Embassy Suites Lake Buena Vista, Upfront Other Reserve ($) includes an Earnout Holdback Reserve in the amount of $3,400,000, with $1,700,000 to be released to the borrower (upon the borrower’s request) upon the net cash flow (as calculated in the loan documents) at the mortgaged property achieving a minimum of $4,500,000 based on the trailing 12-month period and the full or remaining balance to be released to the borrower upon the net cash flow at the mortgaged property achieving a minimum of $4,700,000 based on a trailing 12-month period. Notwithstanding the foregoing, no disbursement is permitted prior to the payment date in November 2016. The net cash flow for the trailing 12-month period ending May 2016, as calculated per the loan documents including a deduction of 4.0% of gross revenues for FF&E reserves, was approximately $4.2 million. Current LTV %, Maturity LTV

A-1-15

%, Total Debt Current LTV %, Total Debt UW NOI Debt Yield %, UW NOI Debt Yield % and UW NCF Debt Yield % calculations are based on the Embassy Suites Lake Buena Vista Whole Loan Current Balance ($), including a $3.4 million deduction for the Earnout Holdback Reserve, of $38,433,418. Based on the total Embassy Suites Lake Buena Vista Whole Loan Current Balance ($), excluding a deduction for the $3.4 million Earnout Holdback Reserve, of $41,833,418, Current LTV %, Maturity LTV %, Total Debt Current LTV %, Total Debt UW NOI Debt Yield %, UW NOI Debt Yield % and UW NCF Debt Yield % calculations are 67.7%, 56.7%, 67.7%, 10.3%, 10.3% and 10.3%, respectively.

(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($), and Maturity Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

(7)

With respect to Loan No. 1, 9 West 57th Street, the mortgage loan is part of a whole loan with an original principal balance of $1,200,000,000 (the “9 West 57th Street Whole Loan”) which is comprised of five pari passu components (Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5) and one subordinate companion loan (Note B-1). Note A-2 has an outstanding principal balance as of the Cut-off Date of $100,000,000 and is being contributed to the JPMCC 2016-JP3 Trust. Note A-1 and Note B-1 have an aggregate outstanding principal balance as of the Cut-off Date of $900,000,000 and are expected to be contributed to the JPMCC 2016-NINE trust. Note A-3, Note A-4 and Note A-5 have an aggregate outstanding principal balance as of the Cut-off Date of $200,000,000 and are expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the 9 West 57th Street Whole Loan balance excluding the subordinate companion loan.

With respect to Loan No. 2, 693 Fifth Avenue, the mortgage loan is part of a whole loan with an original principal balance of $250,000,000 (the “693 Fifth Avenue Whole Loan”) which is comprised of four pari passu components (Note A-1, Note A-2, Note A-3 and Note A-4). Note A-3 has an outstanding principal balance as of the Cut-off Date of $80,000,000 and is being contributed to the JPMCC 2016-JP3 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $65,000,000 and was contributed to the JPMCC 2016-JP2 trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $62,500,000 and was contributed to the DBJPM 2016-C3 trust. Note A-4 has an outstanding principal balance as of the Cut-off Date of $42,500,000 and is expected to be contributed to a future securitization trust. All loan level metrics are based on the 693 Fifth Avenue Whole Loan balance.

With respect to Loan No. 3, Opry Mills, the mortgage loan is part of a whole loan with an original principal balance of $375,000,000 (the “Opry Mills Whole Loan”) which is comprised of six pari passu components (Note A-1, Note A-2, Note A-3, Note A-4, Note A-5-A and Note A-5-B). Note A-3 has an outstanding principal balance as of the Cut-off Date of $80,000,000 and is being contributed to the JPMCC 2016-JP3 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $80,000,000 and was contributed to the JPMCC 2016-JP2 trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $65,000,000 and was contributed to the DBJPM 2016-C3 trust. Note A-4 has an outstanding principal balance as of the Cut-off Date of $70,000,000 and was contributed to the CGCMT 2016-P4 trust. Note A-5-A has an outstanding principal balance as of the Cut-off Date of $60,000,000 and was contributed to the CGCMT 2016-C2 trust. Note A-5-B has an outstanding principal balance as of the Cut-off Date of $20,000,000 and is currently held by CGMRC and is expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the Opry Mills Whole Loan balance.

With respect to Loan No. 4, Westfield San Francisco Centre, the mortgage loan is part of a whole loan with an original principal balance of $558,000,000 (the “Westfield San Francisco Centre Whole Loan”) which is comprised of 28 components: 24 pari passu senior notes (the “Senior Notes”) with an aggregate original principal balance of $433,077,000 and four subordinate notes with an aggregate original principal balance of $124,923,000 (the “Junior Notes”). Note A-2-EMP-C2, Note A-2-EMP-C3, Note A-2-SFC-C2 and Note A-2-SFC-C3 have an outstanding aggregate principal balance as of the Cut-off Date of $60,000,000 and are being contributed to the JPMCC 2016-JP3 Trust. Note A-1-EMP-C1, Note A-1-SFC-C1, Note A-2-EMP-C1 and Note A-2-SFC-C1 have an outstanding aggregate principal balance as of the Cut-off Date of $84,000,000 and were contributed to the DBJPM 2016-C3 trust. Eight of the Senior Notes with an aggregate original principal balance of $182,019,000 and all of the Junior Notes, with an aggregate principal balance as of the Cut-off Date of $306,942,000, were contributed to the DBJPM 2016-SFC trust. The remaining Senior Notes, with an aggregate outstanding principal balance as of the

A-1-16

Cut-off Date of $47,058,000, are currently held by JPMCB or DBNY (or an affiliate of either entity) and are expected to be contributed to one or more future securitizations.

With respect to Loan No. 5, 1 Kaiser Plaza, the mortgage loan is part of a whole loan with an original principal balance of $97,100,000 (the “1 Kaiser Plaza Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-1 has an outstanding principal balance as of the Cut-off Date of $60,000,000 and is being contributed to the JPMCC 2016-JP3 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $37,100,000 and is expected to be contributed to a future securitization trust. All loan level metrics are based on the 1 Kaiser Plaza Whole Loan balance.

With respect to Loan No. 6, Salesforce Tower, the mortgage loan is part of a whole loan with an original principal balance of $108,000,000 (the “Salesforce Tower Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-1 has an outstanding principal balance as of the Cut-off Date of $60,000,000 and is being contributed to the JPMCC 2016-JP3 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $48,000,000 and is expected to be contributed to a future securitization trust. All loan level metrics are based on the Salesforce Tower Whole Loan balance.

With respect to Loan No. 8, Crocker Park Phase One & Two, the mortgage loan is part of a whole loan with an original principal balance of $140,000,000 (the “Crocker Park Phase One & Two Whole Loan”) which is comprised of four pari passu components (Note A-1, Note A-2, Note A-3 and Note A-4). Note A-3 has an outstanding principal balance as of the Cut-off Date of $40,000,000 and is being contributed to the JPMCC 2016-JP3 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $60,000,000 and was contributed to the CGCMT 2016-C2 trust. Note A-2 and Note A-4 have an aggregate outstanding principal balance as of the Cut-off Date of $40,000,000 and are expected to be contributed to one or more future trusts. All loan level metrics are based on the Crocker Park Phase One & Two Whole Loan balance.

With respect to Loan No. 12, National Business Park, the mortgage loan is part of a whole loan with an original principal balance of $55,000,000 (the “National Business Park Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-1 has an outstanding principal balance as of the Cut-off Date of $33,000,000 and is being contributed to the JPMCC 2016-JP3 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $22,000,000 and is expected to be contributed to one or more future trusts. All loan level metrics are based on the National Business Park Whole Loan balance.

With respect to Loan No. 16, 100 East Wisconsin Avenue, the mortgage loan is part of a whole loan with an original principal balance of $53,800,000 (the “100 East Wisconsin Avenue Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-1 has an outstanding principal balance as of the Cut-off Date of $25,000,000 and is being contributed to the JPMCC 2016-JP3 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $28,800,000 and is expected to be contributed to a future securitization trust. All loan level metrics are based on the 100 East Wisconsin Avenue Whole Loan balance.

With respect to Loan No. 22, Hillside Industrial, the mortgage loan is part of a whole loan with an original principal balance of $39,000,000 (the “Hillside Industrial Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-1 has an outstanding principal balance as of the Cut-off Date of $20,000,000 and is being contributed to the JPMCC 2016-JP3 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $19,000,000 and is expected to be contributed to one or more future trusts. All loan level metrics are based on the Hillside Industrial Whole Loan balance.

With respect to Loan No. 28, Embassy Suites Lake Buena Vista, the mortgage loan is part of a whole loan with an original principal balance of $42,000,000 (the “Embassy Suites Lake Buena Vista Whole Loan”) which is comprised of three pari passu components (Note A-1-A, Note A-1-B and Note A-2). Note A-1-A has an outstanding principal balance as of the Cut-off Date of $16,932,574 and is being contributed to the JPMCC 2016-JP3 Trust. Note A-1-B has an outstanding principal balance as of the Cut-off Date of $13,944,473 and was contributed to the CGCMT 2016-P4 trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $10,956,371 and was contributed to the CGCMT 2016-C1 trust. All loan level metrics are based on the Embassy Suites Lake Buena Vista Whole Loan balance.

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With respect to Loan No. 35, West LA Office - 1950 Sawtelle Boulevard, the mortgage loan is part of a whole loan with an original principal balance of $36,500,000 (the “West LA Office - 1950 Sawtelle Boulevard Whole Loan”) which is comprised of three pari passu components (Note A-1, Note A-2 and Note A-3). Note A-2 has an outstanding principal balance as of the Cut-off Date of $10,000,000 and is being contributed to the JPMCC 2016-JP3 Trust. Note A-1 and Note A-3 have an aggregate outstanding principal balance as of the Cut-off Date of $26,500,000 and are expected to be contributed to one or more future trusts. All loan level metrics are based on the West LA Office - 1950 Sawtelle Boulevard Whole Loan balance.

(8)	Each number identifies a group of related borrowers.

(9)	For each mortgage loan, the excess of the related Interest Rate % over the related Servicing Fee Rate, the Trustee Fee Rate (including the Certificate Administrator fee rate), the Operating Advisor Fee Rate, the Asset Representation Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate (collectively, the “Admin Fee %”).

(10)

For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

With respect to Loan Nos. 17, 20, 23, 26 and 39, Homewood Suites Nashville Downtown, Centrica, Embassy Suites Palmdale, Hilton Garden Inn Ridgefield Park and Hampton Inn Suites Orlando South Lake Buena Vista, in each case, if the loan documents explicitly require payment “on demand,” failure to pay any portion of the loan is not an event of default unless the borrower fails to make any such payment within five days after demand by the lender.

(11)

With respect to all mortgage loans, except for the mortgage loan(s) listed below, Annual Debt Service ($) is calculated by multiplying the Monthly Debt Service ($) by 12.

With respect to Loan No. 36, Arkansas Hotel Portfolio, the Annual Debt Service ($) is calculated based on the sum of the first 12 principal and interest payments based on the assumed principal payment schedule set forth on Annex F to the Preliminary Prospectus. As such, the Current Balance ($), Maturity Balance ($), Monthly Debt Service ($), UW NOI DSCR and UW NCF DSCR all reflect this principal payment schedule and a fixed interest rate of 4.87000%.

(12)

The “L” component of the prepayment provision represents lockout payments.

The “Def” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

With respect to Loan No. 1, 9 West 57th Street, the lockout period will be at least 24 payments beginning with and including the first payment on October 1, 2016. Defeasance of the full $1.2 billion 9 West 57th Street Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) August 30, 2019. The assumed lockout period is based on the expected JPMCC 2016-JP3 securitization closing date in September 2016. The actual lockout period may be longer.

With respect to Loan No. 3, Opry Mills, the lockout period will be at least 26 payments beginning with and including the first payment on August 1, 2016. Defeasance of the full $375.0 million Opry Mills Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “Opry Mills Defeasance Date”) and (ii) August 1, 2019. If the Opry Mills Defeasance Date has not occurred by August 1, 2019, the borrower is permitted to prepay the Opry Mills Whole Loan with the payment of a yield maintenance premium, except that any portion of the Opry Mills Whole Loan that has been securitized for more than two years from the closing date of such securitization must be defeased. The assumed lockout period is based on the expected JPMCC 2016-JP3 securitization closing date in September 2016. The actual lockout period may be longer.

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With respect to Loan No. 4, Westfield San Francisco Centre, the lockout period will be at least 25 payment dates beginning with and including the first payment date of September 1, 2016. Defeasance of the full $558.0 million Westfield San Francisco Centre Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 1, 2019. The assumed lockout period of 25 payments is based on the expected JPMCC 2016-JP3 securitization closing date in September 2016. The actual lockout period may be longer.

With respect to Loan No. 5, 1 Kaiser Plaza, the lockout period will be at least 26 payments beginning with and including the first payment on August 1, 2016. Defeasance of the full $97.1 million 1 Kaiser Plaza Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “1 Kaiser Plaza Defeasance Date”). If the 1 Kaiser Plaza Defeasance Date has not occurred by August 1, 2019, the borrower is permitted to prepay the 1 Kaiser Plaza Whole Loan with the payment of a yield maintenance premium. The assumed lockout period is based on the expected JPMCC 2016-JP3 securitization closing date in September 2016. The actual lockout period may be longer.

With respect to Loan No. 6, Salesforce Tower, the lockout period will be at least 24 payments beginning with and including the first payment on October 1, 2016. Defeasance of the full $108.0 million Salesforce Tower Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “Salesforce Tower Defeasance Date”). If the Salesforce Tower Defeasance Date has not occurred by October 1, 2020, the borrower is permitted to prepay the Salesforce Tower Whole Loan with the payment of a yield maintenance premium. The assumed lockout period is based on the expected JPMCC 2016-JP3 securitization closing date in September 2016. The actual lockout period may be longer.

With respect to Loan No. 8, Crocker Park Phase One & Two, the lockout period will be at least 25 payments beginning with and including the first payment on September 6, 2016. Defeasance of the full $140.0 million Crocker Park Phase One & Two Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “Crocker Park Phase One & Two Defeasance Date”) and (ii) July 25, 2019. Additionally, the borrower is permitted to prepay the Crocker Park Phase One & Two Whole Loan in whole, but not in part, with the payment of a yield maintenance premium after earlier to occur of (i) July 25, 2019 and (ii) the Crocker Park Phase One & Two Defeasance Date. The assumed lockout period is based on the expected JPMCC 2016-JP3 securitization closing date in September 2016. The actual lockout period may be longer.

With respect to Loan No. 12, National Business Park, the lockout period will be at least 24 payments beginning with and including the first payment on October 6, 2016. Defeasance of the full $55.0 million National Business Park Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) August 19, 2019. The assumed lockout period is based on the expected JPMCC 2016-JP3 securitization closing date in September 2016. The actual lockout period may be longer.

With respect to Loan No. 16, 100 East Wisconsin Avenue, defeasance of the full $53.8 million 100 East Wisconsin Avenue Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “100 East Wisconsin Avenue Defeasance Date”). If the 100 East Wisconsin Avenue Defeasance Date has not occurred by October 1, 2020, the borrower is permitted to prepay the 100 East Wisconsin Avenue Whole Loan with the payment of a yield maintenance premium. The assumed lockout period is based on the expected JPMCC 2016-JP3 securitization closing date in September 2016. The actual lockout period may be longer.

With respect to Loan No. 22, Hillside Industrial, the lockout period will be at least 27 payments beginning with and including the first payment on July 6, 2016. Defeasance of the full $39.0 million Hillside Industrial Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) May 16, 2019. The assumed lockout period is based on the expected JPMCC 2016-JP3 securitization closing date in September 2016. The actual lockout period may be longer.

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With respect to Loan No. 36, Arkansas Hotel Portfolio, under the related loan agreement, either one of the two mortgaged properties may be released from the collateral in connection with a third-party, arms-length sale of such mortgaged property to be released subject to, among other things, the following conditions: (i) no event of default has occurred or would occur as a result of the release, (ii) the PIPs required at both mortgaged properties have been completed, (iii) the remaining collateral has a loan-to-value ratio no greater than 65%, (iv) the remaining collateral has a debt service coverage ratio no less than 1.70x, (v) the remaining collateral has a debt yield no less than 15.0%, (vi) payment of a release price equal to 120% of the loan amount allocated to the releases mortgaged property and any prepayment penalty associated with the payment of the release price, (vii) satisfaction of customary REMIC requirements, and (viii) payment of all other costs and expenses of the lender in connection with the release.

With respect to Loan No. 48, State University Retail Portfolio, provided no event of default or sweep event (as defined in the loan documents) exists under the State University Retail Portfolio mortgaged loan, at any time after the date that is two years from the closing date of the securitization, the State University Retail Portfolio borrowers may obtain a release of any of the individual properties comprising the State University Retail Portfolio mortgaged loan, provided, among other conditions, (a) the State University Retail Portfolio borrowers defease the State University Retail Portfolio mortgaged loan with U.S. government securities in an amount equal to the greater of (i) 125% of the allocated loan amount with respect to the related mortgaged property, (ii) an amount that results, with respect to the individual property or properties remaining after the release, in the loan-to-value ratio being not greater than 56.0%, (iii) an amount that results, with respect to the individual mortgaged property or mortgaged properties remaining after the release, in the debt service coverage ratio being not less than 2.00x and (iv) an amount that results, with respect to the individual mortgaged property or mortgaged properties remaining after the release, in the debt yield being not less than 9.75%, and (b) the State University Retail Portfolio borrowers deliver a rating agency confirmation and a REMIC opinion with respect to such individual mortgaged property release.

(13)

With respect to some mortgage loans, historical financial information may not be available due to the when the properties were constructed and/or acquired.

With respect to Loan No. 14, Vadata - Ashburn Data Center, the mortgage loan is secured by data centers located in three buildings, identified as DC-8, DC-9 and DC-10, each with a separate lease. Limited historical financial information is available as the buildings were built between 2013 and 2015. 2015 Revenues ($), 2015 Total Expenses ($) and 2015 NOI ($) are based on the trailing 10-month period ending December 2015, annualized, for the DC-10 building and the full year for the DC-8 and DC-9 buildings.

With respect to Loan No. 18, 2500 83rd Street, limited historical financial information is available as the sponsor acquired the property in 2014. 2014 Revenues ($), 2014 Total Expenses ($) and 2014 NOI ($) are based on the trailing 10-month period ending December 2014, annualized.

With respect to Loan No. 20, Centrica, limited historical financial information is available as the mortgaged property is newly re-developed.

With respect to Loan No. 24, Vadata - Manassas Data Center, the mortgage loan is secured by data centers located in two buildings, identified as DC-12 and DC-14, each with a separate lease. Limited historical financial information is available as the two buildings were built in 2015. Most Recent Revenues ($), Most Recent Total Expenses ($) and Most Recent NOI ($) are based on the trailing seven-month period ending March 2016, annualized, for the DC-12 building and the trailing eight-month period ending March 2016, annualized, for the DC-14 building.

With respect to Loan No. 28, Embassy Suites Lake Buena Vista, limited historical financial information is available as the mortgaged property was acquired in December 2013 and full-year 2013 financials were not available. Additionally, the mortgaged property was shut down during the third and fourth quarters of 2014 due to a comprehensive renovation.

A-1-20

With respect to Loan No. 32, Vadata - Haymarket Data Center, limited historical financial information is available as the related property was acquired in 2013 in vacant condition and renovated to its current use in 2014.

With respect to Loan No. 35, West LA Office - 1950 Sawtelle Boulevard, limited historical financial information is available as the mortgaged property was acquired by the sponsor in December 2015. As such, 2015 Revenues ($), 2015 Total Expenses ($) and 2015 NOI ($) are based on the trailing 10-month period ending October 2015, annualized. Additionally, Most Recent Revenues ($), Most Recent Total Expenses ($) and Most Recent NOI ($) are based on the trailing six-month period ending June 2016, annualized.

With respect to Loan No. 40, Holiday Inn Express - Aiken, limited historical financial information is available as the mortgaged property was recently built. As such, historical financials before 2015 were not available.

With respect to Loan No. 41, Shops at Laurel Springs, limited historical financial information is available as the mortgaged property was acquired in May 2016 and full-year 2013 and 2014 financials were not available.

With respect to Loan No. 48, State University Retail Portfolio, limited historical financial information is available as the mortgaged properties were recently built or renovated. As such, historical financials were not available.

With respect to Loan No. 51, Wilshire Manor Apartments, limited historical financial information is available due to the limited information provided to the sponsor for their acquisition. 2015 Revenues ($), 2015 Total Expenses ($) and 2015 NOI ($) are based on the trailing 12-month period ending December 2015, excluding November 2015, annualized. Most Recent Revenues ($), Most Recent Total Expenses ($) and Most Recent NOI ($) are based the trailing 12-month period ending April 2016, excluding November 2015, annualized. Due to acquisition timing, November 2015 financials were not available.

With respect to Loan No. 52, Bluffton Self Storage, limited historical financial information is available as the mortgaged property was acquired by the sponsor in October 2015. As such, 2015 Revenues ($), 2015 Total Expenses ($) and 2015 NOI ($) are based the trailing 12-month period ending October 2015.

(14)	With respect to all hotel properties, the UW NOI ($) is shown after taking a deduction for an FF&E reserve, and as such, the UW NOI ($) and UW NCF ($) for these properties are the same.

(15)	The UW NOI DSCR and UW NCF DSCR for all partial interest-only mortgage loans were calculated based on the first principal and interest payment after the Note Date during the term of the mortgage loan.

(16)

Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

With respect to Loan No. 3, Opry Mills, the Upfront Other Reserve ($) represents a reserve for outstanding tenant improvements and leasing commissions in the amount of $3,943,000 related to four tenants at the mortgaged property. The borrower was permitted to deliver and delivered at origination a guaranty from the guarantor in lieu of a cash reserve.

With respect to Loan No. 4, Westfield San Francisco Centre, at origination, the borrowers were permitted to deliver two letters of credit in the aggregate amount of $4,300,000 from UBS AG bank to cover gap rent and the tenant improvement obligations in connection with the recently executed Zara expansion lease in lieu of a cash deposit.

With respect to Loan Nos. 5 and 9, 1 Kaiser Plaza and 1333 Broadway, so long as the guarantor maintains a net worth of at least $450,000,000 (the “Lease Rollover Minimum Net Worth”), the guarantor may deliver a guaranty in lieu of the borrower’s requirement to make deposits into the Upfront TI/LC Reserve ($) at origination and on a monthly basis upon the following terms: (i) if the guarantor’s net worth is at least $600,000,000 (the “Lease Rollover Target Net Worth”), any amounts on reserve will be released to the borrower and the borrower’s requirement to make monthly deposits will be waived and (ii)

A-1-21

if the guarantor’s net worth is no less than the Lease Rollover Minimum Net Worth, but less than the Lease Rollover Target Net Worth, 50% of the amount on reserve will be released to the borrower and the borrower will be required to deposit 50% of the amount required to be deposited monthly. In each case, such guaranty was delivered at origination.

With respect to Loan No. 9, 1333 Broadway, the borrower deposited $5,000,000 at origination into the Upfront Other Reserve ($) for a URS Corporation tenant estoppel reserve. The executed tenant estoppel from URS Corporation has been received in accordance with the loan documents and the lender has released the reserve.

With respect to Loan No. 20, Centrica, the Upfront Other Reserve ($) includes a reserve in the amount of $1,500,000, which is required to be held by the lender as additional collateral for the mortgage loan. The loan documents require the lender to release the additional collateral reserve funds to the SL Mesa Realty Owners LLC (“SL”) or as SL directs in writing any time after the date on which the financial statements for the third quarter of 2016 for Santander Consumer USA Holdings, Inc. (“Santander Holdings”) are released, provided that (a) the shareholder equity of Santander Holdings is at least $4,131,000,000, (b) the market capitalization of Santander Holdings, calculated based upon the closing price of its stock on the NYSE as of the date that is five business days after the release of the financial statements is at least $3,392,000,000 and (c) the credit rating of Santander Holdings USA, Inc. as of the date that is five business days after the release of the financial statements is not less than “BBB” by S&P and “Baa2” by Moody’s. If the release conditions are not satisfied after the release of the third quarter 2016 financial statements, the loan documents provide that the borrower or SL may request the release of the reserve upon the release of any subsequent financial statements for Santander Holdings, provided that the foregoing tests are satisfied. In the event that the release conditions are not satisfied, the loan documents require that the reserve be held as additional collateral by the lender.

With respect to Loan No. 34, Triad and University Court Apartments, the borrower was required at origination to fund a $300,000 performance reserve. So long as no sweep event period (as defined in the loan documents) is occurring, at any time on or after the payment date in August 2017 and up to and including the payment date in July 2022, the performance reserve will be released upon (i) the mortgage loan achieving a debt yield on NOI of at least 9.5% for the trailing 12-months and (ii) the mortgage loan achieving a debt service coverage ratio of 1.50x for the trailing 12-months.

(17)

Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related loan documents. In certain cases, reserves with $0 balances are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being trigger in the respective mortgage loan documents.

With respect to Loan No. 1, 9 West 57th Street, in the event the debt service coverage ratio (as calculated in the loan documents) is less than 2.50x, the borrowers are required to deposit approximately $420,054 ($3.00 per square foot) into the Monthly TI/LC Reserve ($), provided that the borrowers are not be required to make any such deposit (i) if the balance of the reserve is equal to or greater than $25,000,000 and (ii) if (A) the debt service coverage ratio is at least 2.50x, (B) the funds in the reserve are at least $15,000,000 and (C) the mortgaged property is occupied by tenants under leases demising at least 65.0% of the rentable square footage,

With respect to Loan No. 3, Opry Mills, upon (i) an event of default under the mortgage loan documents or (ii) the occurrence of the debt service coverage ratio based on the trailing four-calendar quarter period immediately preceding the date of such determination being less than 1.75x for two consecutive calendar quarters (an “Opry Mills DSCR Reserve Trigger Event”), the borrower is required to deposit into the (x) Monthly Capex Reserve ($) $19,494 (capped at $701,780) and (y) Monthly TI/LC Reserve ($) $160,825 (capped at $5,789,683). In addition, the Monthly RE Tax Reserve ($) is waived provided that (a) no event of default has occurred, (b) no Opry Mills DSCR Reserve Trigger Event exists and (c) the borrower pays all taxes prior to the date of delinquency and assessment of any late payment penalty and provides satisfactory evidence of the same.

A-1-22

With respect to Loan No. 4, Westfield San Francisco Centre, in lieu of making any monthly payments to any reserve account, the borrowers may deliver (i) a letter of credit or (ii) one or more guaranties from Westfield America, Inc., one of the loan sponsors, or an affiliate of Westfield America, Inc. that has total assets (in name or under management) in excess of $800 million and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus, shareholder’s equity or net worth of at least $400 million.

With respect to Loan No. 5, 1 Kaiser Plaza, the borrower may deliver a letter of credit in the amount of the reserve cap in lieu of deposits required to be made into the Monthly TI/LC Reserve ($). In the event that monthly deposits are required, pursuant to the terms outlined above, the borrower is required to deposit an amount that is equal to the quotient of the TI/LC Reserve Cap ($) divided by the number of payment dates remaining through and including the payment date in February 2023. Additionally, the loan documents require the borrower, should the Largest Tenant at the property, Kaiser Foundation Health Plan, Inc. (“KFHP”), give notice of its intent to exercise its right to contract any portion of its premises under the KFHP lease, to promptly notify the lender and increase the succeeding 12 deposits into the Monthly TI/LC Reserve ($) by $4.09 per square foot of space being contracted, a total increase of $49.08 per square foot for the succeeding 12 month period.

With respect to Loan No. 8, Crocker Park Phase One & Two, on a monthly basis up to and including the payment date in July 2017, the borrower is required to escrow approximately $33,333 for unfunded obligations related to tenant Fitness & Sports Clubs.

With respect to Loan No. 9, 1333 Broadway, the borrower may deliver a letter of credit in the amount of the reserve cap in lieu of deposits required to be made into the Monthly TI/LC Reserve ($). In the event that monthly deposits are required, pursuant to the terms outlined above, the borrower is required to deposit an amount that is equal to the quotient of the TI/LC Reserve Cap ($) divided by the number of payment dates remaining through and including the payment date in February 2022.

With respect to Loan No. 12, National Business Park, the mortgage loan is structured such that all excess cash flow is required to be deposited into a tenant improvement and leasing commissions reserve for the SES Americom leased space (capped at $2,521,504) if SES Americom, any approved assignee of the SES Americom leased space or any replacement tenant occupying the entire SES Americom leased space: (i) fails to extend the term of its lease for at least three years on satisfactory terms to the lender on or before December 31, 2022, (ii) is in default under its lease beyond applicable notice and cure periods, (iii) gives notice to vacate or vacates the leased space or (iv) becomes a debtor in any bankruptcy or insolvency proceeding, and the debt service coverage ratio at the (as calculated in the loan documents is less than 1.30x. Additionally, the loan is structured such that all excess cash flow is required to be deposited into a tenant improvement and leasing commissions reserve for the Dr Reddy’s Inc. leased space (capped at $1,976,538) if Dr Reddy’s Inc., any approved assignee of the Dr Reddy’s, Inc. leased space or any replacement tenant occupying the entire Dr Reddy’s Inc. leased space: (i) fails to extend the term of its lease for at least three years on satisfactory terms to the lender on or before December 11, 2023, (ii) is in default under its lease beyond applicable notice and cure periods, (iii) gives notice to vacate or vacates the leased space or (iv) becomes a debtor in any bankruptcy or insolvency proceeding, and the debt service coverage ratio at the (as calculated in the loan documents is less than 1.30x.

With respect to Loan No. 13, Embassy Suites Charleston, the borrower is required to deposit into the Monthly Capex Reserve ($), on a monthly basis, an amount equal to the greater of (a) the aggregate amount of all deposits for replacements required to be deposited pursuant to any franchise or management agreement and (b) 4.0% of gross income from operations for the two calendar months prior to the date on which the borrower is required make such deposit. To the extent no event of default exists, the loan documents provide that the borrower will receive a credit against each monthly deposit on a dollar for dollar basis to the extent the borrower makes deposits into a similar reserve maintained with the franchisor if the franchise agreement requires such a reserve. If the borrower is not receiving such credit and there is no event of default, the loan documents require the lender to make monthly disbursements of an amount equal to 3.0% of gross income from operations for the two calendar months prior to such date into the Monthly Other Reserve ($) for the PIP outstanding at origination. In addition, the mortgage loan is structured with a cash flow sweep at origination, which expires upon the earlier to occur of (a) completion of the PIP, (b) the date on which the Annual Required PIP Amount has been deposited or (c) on the date on which $8,065,543 (the “PIP Amount”) has been deposited into the Monthly Other Reserve ($) (the “PIP

A-1-23

Cash Sweep Period”). During the PIP Cash Sweep Period, the borrower is required to deposit (i) so long as no event of default or any bankruptcy action of the borrower has occurred and is continuing, on each monthly payment date, amounts from the excess cash flow reserve until the aggregate amount deposited in the PIP reserve equals either (a) $2,700,000 for the year (the “Annual Required PIP Amount”) or (b) the aggregate the PIP Amount, and (ii) upon (a) the occurrence of an event of default and an acceleration of the loan or (b) a transfer of the property and assumption of the loan (a “Transfer Trigger”) as permitted by the loan documents (each of (a) and (b) is a “Reserve Trigger Event”), if the aggregate amount deposited pursuant to clause (i) prior to the date of the applicable Reserve Trigger Event, together with any disbursements from the replacement reserve into the PIP reserve (which may not exceed 3.0% of the annual gross income from the operation of the property), does not equal to or exceed the PIP Amount, the difference between (x) the PIP Amount and (y) the aggregate amount deposited into the reserve from origination through the date of a Reserve Trigger Event and, with respect to the Reserve Trigger Event under clause (ii)(a), after giving credit for certain excess cash flow amounts from and after the Reserve Trigger Event. At the end of each 12-month PIP deposit period, if the amount deposited pursuant ot the monthly deposits does not equal the Annual Required PIP Amount, the borrower is required to deposit such shortfall amount. The guarantor has delivered a guaranty for (A) such shortfall amount and (B) the amounts set forth in (ii)(a) and (b) above and is required to maintain minimum liquidity in the amount equal to the Annual Required PIP Amount during the PIP Cash Sweep Period.

With respect to Loan No. 14, Vadata - Ashburn Data Center, the borrower is required to make monthly deposits of $3,589 into the Monthly Capex Reserve ($) commencing on the payment date in August 2018 subject to a cap of $129,199.

With respect to Loan No. 15, Embassy Suites Busch Gardens Hotel, the borrower is required to deposit into the Monthly Capex Reserve ($), on a monthly basis, an amount equal to the greater of (a) the aggregate amount of all deposits for replacements required to be deposited pursuant to any franchise or management agreement and (b) 4.0% of gross income from operations for the two calendar months prior to the date on which the borrower is required make such deposit. To the extent no event of default exists, the loan documents provide that the borrower will receive a credit against each monthly deposit on a dollar for dollar basis to the extent the borrower makes deposits into a similar reserve maintained with the franchisor if the franchise agreement requires such a reserve. If the borrower is not receiving such credit and there is no event of default, the loan documents require the lender to make monthly disbursements of an amount equal to 3.0% of gross income from operations for the two calendar months prior to such date into the Monthly Other Reserve ($) for the PIP outstanding at origination. In addition, the mortgage loan is structured with a cash flow sweep at origination, which expires upon the earlier to occur of (a) completion of the PIP, (b) the date on which the Annual Required PIP Amount has been deposited or (c) on the date on which $8,335,312 (the “PIP Amount”) has been deposited into the Monthly Other Reserve ($) (the “PIP Cash Sweep Period”). During the PIP Cash Sweep Period, the borrower is required to deposit (i) so long as no event of default or any bankruptcy action of the borrower has occurred and is continuing, on each monthly payment date, amounts from the excess cash flow reserve until the aggregate amount deposited in the PIP reserve equals either (a) $2,000,000 for the year (the “Annual Required PIP Amount”) or (b) the aggregate the PIP Amount, and (ii) upon (a) the occurrence of an event of default and an acceleration of the loan or (b) a transfer of the property and assumption of the loan (a “Transfer Trigger”) as permitted by the loan documents (each of (a) and (b) is a “Reserve Trigger Event”), if the aggregate amount deposited pursuant to clause (i) prior to the date of the applicable Reserve Trigger Event, together with any disbursements from the replacement reserve into the PIP reserve (which may not exceed 3.0% of the annual gross income from the operation of the property), does not equal to or exceed the PIP Amount, the difference between (x) the PIP Amount and (y) the aggregate amount deposited into the reserve from origination through the date of a Reserve Trigger Event and, with respect to the Reserve Trigger Event under clause (ii)(a), after giving credit for certain excess cash flow amounts from and after the Reserve Trigger Event. At the end of each 12-month PIP deposit period, if the amount deposited pursuant to the monthly deposits does not equal the Annual Required PIP Amount, the borrower is required to deposit such shortfall amount.. The guarantor has delivered a guaranty for (A) such shortfall amount and (B) the amounts set forth in (ii)(a) and (b) above and is required to maintain minimum liquidity in the amount equal to the Annual Required PIP Amount during the PIP Cash Sweep Period.

With respect to Loan Nos. 17, 23, 26 and 39, Homewood Suites Nashville Downtown, Embassy Suites Palmdale, Hilton Garden Inn Ridgefield Park and Hampton Inn Suites Orlando South Lake Buena Vista, in each case, the borrower is required to deposit into the Monthly Capex Reserve ($) an amount equal to

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4.0% of the gross income from the operation of the mortgaged property two months prior to such payment date, provided that in no event such monthly deposit may be less than (i) with respect to Homewood Suites Nashville Downtown $18,835, (ii) with respect to Embassy Suites Palmdale $25,000, (iii) with respect to Hilton Garden Inn Ridgefield Park, $23,335 and (iv) with respect to Hampton Inn Suites Orlando South Lake Buena Vista, $20,835.

With respect to Loan No. 20, Centrica, the borrower is required to deposit $1,463 into the Monthly Capex Reserve ($) commencing on September 1, 2021.

With respect to Loan No. 22, Hillside Industrial, on a monthly basis up to and including the payment date in June 2018, the borrower is required to escrow approximately $50,000 for outstanding tenant improvements related to tenant All Jays Enterprises.

With respect to Loan No. 24, Vadata - Manassas Data Center, the borrower is required to make monthly deposits of $2,476 into the Monthly Capex Reserve ($) commencing on the payment date in August 2018, subject to a cap of $89,148.

With respect to Loan No. 26, Hilton Garden Inn Ridgefield Park, in the event the mortgagee under the leasehold mortgage incurred by the lessee under the prime ground lease purchases the fee interest in the mortgaged property, the borrower is required to deposit all proceeds from such sale into the Monthly Other Reserve ($), which funds are required to be held as additional collateral for the mortgage loan. In addition, the borrower is required to deposit (i) the ground rent payment and (ii) an amount sufficient to pay for three months of base rent and additional rent required by the ground sublease into the Monthly Other Reserve ($). Please see “Description of the Mortgage Pool—Fee & Leasehold Estates—Ground Leases” and “—Tenant Issues—Purchase Rights and Rights of First Refusal” in the Preliminary Prospectus for additional information regarding the purchase option.

With respect to Loan No. 27, 415 West 13th Street, in the event that debt yield (as calculated in the loan documents) is less than 9.0% on the first day of any calendar quarter, the borrower is required to deposit $1,977 into both the Monthly Capex Reserve ($) and the Monthly TI/LC Reserve ($). The loan documents permit the borrower to deliver a letter of credit for all or any portion of the deposits into the Monthly TI/LC Reserve ($). The aggregate amount of any such letter of credit and/or cash on deposit is required to at all times be at least equal to the aggregate amount which the borrower is required to have on deposit at such time in the applicable reserve account.

With respect to Loan No. 32, Vadata - Haymarket Data Center, the borrower is required to make monthly deposits of $1,967 into the Monthly Capex Reserve ($) commencing on the payment date in August 2018, subject to a cap of $70,800.

With respect to Loan No. 33, Doubletree Fayetteville, the borrower is required to deposit into the Monthly Capex Reserve ($) an amount equal to the sum of (i) 5.0% of gross income from operations for the calendar month two months prior to such payment date (or such higher amount recommended or required by the franchise agreement or a replacement franchise agreement), plus (ii) 1.0% of gross income from operations for the calendar month two months prior to such payment date during any Quality Assurance Trigger Period (as defined below), plus (iii) 1.0% of gross income from operations for the calendar month two months prior to such payment date during any period when the borrower fails to spend (in the aggregate for the preceding 36 month period) at least $1,500 per room on FF&E, as determined by the lender as of June 1, 2021 and each anniversary of such date, plus (iv) any deposits required for any PIP. A “Quality Assurance Trigger Period” means any (i) failure to achieve a score of 75.0 or greater from the franchisor for each quality assurance evaluation, or (ii) failure to pass (based on any revised scale being used by the franchisor at such time, including, without limitation any red/yellow/green or other color-coded scale, any numerical scale or any pass/fail scale) any other brand standard audits and/or quality assurance and hotel audits with respect to the categories classified as cleanliness or condition within (x) any 12-month period or (y) two consecutive audits if only one such audit is conducted in any 12-month period.

With respect to Loan No. 36, Arkansas Hotel Portfolio, with respect to the Monthly Capex Reserve ($), (i) on each monthly payment date until and including August 6, 2017, the monthly deposit will be 1/12 of 3% of gross rents for both mortgaged properties; (ii) on September 6, 2017 and on each monthly payment

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date thereafter: (a) so long as the lender has not received evidence of completion of the property improvement plans for both mortgaged properties, the monthly deposit will be 1/12 of 7.2% of gross rents for both mortgaged properties; provided, however, the portion of the increased Monthly Capex Reserve ($) deposit in excess of 1/12 of 4% of gross rents for both properties, will only be deposited so long as sufficient excess cash after the payment of debt service, required reserves and operating expenses is available therefor; or (b) so long as the lender has received evidence of completion of the property improvement plans for both mortgaged properties, the monthly deposit will be 1/12 of 4% of gross rents for both mortgaged properties. Furthermore, (i) on the monthly payment dates occurring in September, October and November of 2016, monthly seasonality reserve payments in the amount of $20,000, $20,000 and $10,000, respectively, will be collected and (ii) on each monthly payment date occurring in June, July, August, September and October of 2017 and every year after during the term of the loan, monthly seasonality reserve payments in the amount of $10,000 will be collected, subject to a cap of $50,000.

With respect to Loan No. 45, Seven Bridges, the loan is structured with an Upfront TI/LC Reserve ($) of $225,000 and ongoing Monthly TI/LC Reserve ($) of approximately $4,093 ($1.00 per square foot annually), subject to a TI/LC Reserve Cap ($) of $225,000. After the TI/LC Reserve Cap ($) has been reached, no further payments will be required until the balance falls below $125,000.

With respect to Loan No. 46, Comfort Suites Raleigh-Durham Airport, the Monthly Capex Reserve ($) is 1/12 of 2% of gross revenue for the first 12 months of the loan, increasing to 1/12 of 4% of gross revenue thereafter. Additionally, monthly seasonality reserve payments in the amount of $10,000 will be collected in the months of September, October and November of each year of the loan term, subject to a cap of $30,000.

With respect to Loan No. 47, Best Western Ellensburg, a sum of $36,300 was deposited in the seasonality reserve at origination. In addition, monthly seasonality reserve payments in the amount of $12,100 will be collected in the months of May, June, July, August, September and October of each year during the loan term subject to a cap of $72,600.

With respect to Loan No. 49, Summerfield Shoppes, the loan is structured with an Upfront TI/LC Reserve ($) of $50,000 and ongoing Monthly TI/LC Reserve ($) of $3,333 ($1.00 per square foot annually), subject to a TI/LC Reserve Cap ($) of $250,000. After the TI/LC Reserve Cap ($) has been reached, no further payments will be required until the balance falls below $150,000.

With respect to Loan No. 50, Holiday Inn Express Canton, Monthly Capex Reserve ($) is 1/12 of 2% of gross revenue for the first 12 months of the loan, increasing to 1/12 of 4% of gross revenue thereafter.

With respect to Loan No. 50, Holiday Inn Express Canton, there is a cash sweep period in effect as of the origination date of the mortgage loan in connection with the scheduled property improvement plan. All excess cash flow after payment of monthly debt service, required reserves and operating expenses is required to be deposited into the excess cash flow account. The cash sweep period will expire upon the completion of the scheduled property improvement plan so long as a cash sweep period does not exist for any other reason.

(18)

Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 5, 1 Kaiser Plaza, the Monthly TI/LC Reserve ($) is subject to a cap of $18,000,000 (approximately $49.08 per square of foot of KFHP’s leased area). The loan documents require that the TI/LC Reserve Cap ($) be reduced to $0 when either (i) KFHP has either renewed or extended its lease and any and all rights to contract or terminate the lease with respect to any portion of the premises have been extinguished or (ii) the space occupied by such tenant(s) has been re-let to one or more replacement tenants (which may include KFHP), provided that, in either case, all tenant improvement and leasing commission obligations have been satisfied and either (x) such tenant(s) or replacement tenant(s) is paying full contractual rent, (y) the borrower has deposited the amount of any abated rent with the lender or (z) such tenant(s) has a long term unsecured credit rating of Baa3 or higher

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from Moody’s or BBB- or higher from S&P and has no right to terminate its lease prior to the expiration of the free rent period under the lease.

With respect to Loan No. 9, 1333 Broadway, the Monthly TI/LC Reserve ($) is subject to a cap of $2,500,000 (approximately $10.41 per square foot). The loan documents require that the TI/LC Reserve Cap ($) be reduced to $0 when either (i) such tenant has either renewed or extended its lease or (ii) the space occupied by such tenant has been re-let to one or more replacement tenants (which may include URS Corporation), provided that, in either case, all tenant improvements and leasing commissions obligations have been satisfied and either (x) such tenant or replacement tenant is paying full contractual rent, (y) the borrower has deposited the amount of any abated rent with the lender or (z) such tenant(s) has a long term unsecured credit rating of Baa3 or higher from Moody’s or BBB- or higher from S&P and has no right to terminate its lease prior to the expiration of the free rent period under the lease.

With respect to Loan Nos. 13 and 15, Embassy Suites Charleston and Embassy Suites Busch Gardens Hotel, in each case, Monthly Other Reserve ($) is subject to (i) an annual cap of (A) with respect to Embassy Suites Charleston, $2,700,000 per year and (B) with respect to Embassy Suites Busch Gardens Hotel, $2,000,000 per year (each, the “Annual Required PIP Amount”), and (ii) an aggregate cap of (A) with respect to Embassy Suites Charleston, $8,065,543, and (B) with respect to Embassy Suites Busch Gardens Hotel, $8,335,312, in connection with PIP (each, the “PIP Amount”). In the event that any updated PIP budget indicates that the amounts to complete the PIP exceeds the then required PIP Amount, the PIP Amount and the Annual Required PIP Amount are required to be increased by the amount reasonably determined by the lender to complete the PIP as set forth in such updated PIP budget.

With respect to Loan No. 21, Cicero Marketplace, in the event that Price Chopper exercises its renewal option extending its lease to at least May 31, 2028, and provided that no trigger event (as defined in the loan documents) then exists, the borrower is entitled to the funds in the TI/LC reserve in excess of $200,000 and the TI/LC Reserve Cap ($) will be reduced to $200,000.

With respect to Loan No. 31, Decatur Crossing II, in the event that Amarr Company, ABM Building Services and Micros Systems (Oracle America) have each exercised an extension or renewal option extending its respective lease to at least October 31, 2026, May 31, 2027 and February 28, 2025, respectively, then provided that no trigger event (as defined in the loan documents) then exists, (a) $150,000 shall be disbursed to the borrower from the TI/LC reserve and (b) the TI/LC Reserve Cap ($) will be reduced to $300,000. Additionally, in the event that each of Amarr Company, ABM Building Services and Micros Systems (Oracle America) has exercised an extension or renewal option extending its lease expiration to at least August 6, 2028, provided that no trigger event (as defined in the loan documents) then exists, the TI/LC Reserve Cap ($) will be reduced to $250,000.

With respect to Loan No. 37, Sunshine Heights Shopping Center & Attic Self Storage, after January 1, 2020 and provided that no tenant trigger remains outstanding, the aggregate amount in the Monthly TI/LC Reserve ($), excluding any termination fee or other consideration payable to the borrower in connection with any tenant’s election to exercise any early termination option or any similar amendment or reduction of rent, will be subject to a cap of $600,000.

(19)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any Mortgaged Property.

(20)

In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date, and may not include smaller spaces with different expiration dates.

With respect to Loan No. 5, 1 Kaiser Plaza, the Largest Tenant, Kaiser Foundation Health Plan, Inc. (“KFHP”), encompasses two leases. KFHP leases 283,081 square feet expiring in February 2025, in addition to 83,696 square feet expiring in February 2027. KFHP also leases an additional 6,339 square feet of storage space. In addition, the 2nd Largest Tenant, Aiken & Welch, Inc., leases 9,838 expiring in April 2021, in addition to 1,797 square feet expiring in April 2017. Aiken & Welch, Inc. also leases an additional 2,014 square feet of storage space. The 3rd Largest Tenant, Sitzmann Morris & Lavis, Inc., also leases an additional 270 square feet in storage space.

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With respect to Loan No. 6, Salesforce Tower, the 2nd Largest Tenant, JPMorgan Chase Bank, National Association, consists of 85,783 square feet expiring in June 2020 and 116,522 square feet expiring in June 2025.

With respect to Loan No. 9, 1333 Broadway, the 3rd Largest Tenant, Teecom Design Group, Inc., does not include 390 square feet of storage space.

With respect to Loan No. 12.02, National Business Park – 2 Research Way, the 4th Largest Tenant, CitiusTech Inc, leases 3,028 square feet of space which expires on October 31, 2018 and another 2,465 square feet of space which expires on February 25, 2021.

With respect to Loan No. 12.04, National Business Park – 105 College Road East, the Largest Tenant, Drinker, Biddle, leases 36,430 square feet of space which expires on March 31, 2021 and 2,965 square feet of space that is leased on a month-to-month basis.

(21)

The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 3, Opry Mills, the 2nd Largest Tenant, Regal Cinema, has the right to terminate its lease if the occupancy rate in the shopping center (excluding the leased premises) falls below 50% of the leasable area and such occupancy rate continues for 12 months.

With respect to Loan No. 4, Westfield San Francisco Centre, the Largest Tenant, San Francisco State University, is subleasing approximately 18,354 square feet to San Francisco Examiner and approximately 18,712 square feet to Westfield Labs (which is an affiliate of the borrower). The sub-leased premises will be subject to the San Francisco State University lease that expires December 31, 2021. In addition, the 2nd Largest Tenant, Crunchyroll, Inc., is subleasing approximately 30,000 square feet to GoPro, Inc. The sublease expires in June 2017. During the sublease period, Crunchyroll, Inc. is required to pay the borrowers, as additional rent, 50% of all rent, additional rent or other consideration paid by GoPro, Inc. to Crunchyroll, Inc. in excess of the rent and additional rent already payable for such space under the prime lease. No additional income in connection with such subleases has been underwritten.

With respect to Loan No. 4, Westfield San Francisco Centre, the 4th Largest Tenant, Bespoke, is an affiliate of the borrowers.

With respect to Loan No. 5, 1 Kaiser Plaza, the Largest Tenant, KFHP, has the right to contract its leased space as follows: (i) by up to 140,000 square feet at any time (including up to 100,000 square feet of space located on the 24th floor through the 27th floor (the “High Rise Space”)) with 12 months’ notice and the payment of a contraction fee, except that the tenant may not exercise this option with respect to the High Rise Space prior to March 1, 2018; (ii) with respect to all or any portion of its space located on the ground floor through the 23rd floor at any time on or after February 28, 2023, with 15 months’ notice and the payment of a contraction fee; and (iii) with respect to all or any portion of the High Rise Space at any time after February 28, 2025, with 15 months’ notice and the payment of a contraction fee.

With respect to Loan No. 6, Salesforce Tower, the Largest Tenant, Salesforce, if the borrower fails to deliver possession to Salesforce of any portion of the 21st or 23rd floors by February 1, 2017, then the tenant has the right to terminate its lease solely with respect to such portions of the 21st and/or the 23rd floor, with written notice at any time prior to the date that such portion is actually delivered to the tenant. If the borrower fails to deliver possession of any portion of the 22nd floor by March 1, 2017, then the tenant has the right to terminate its lease solely with respect to such portion of the 22nd floor, with written notice at any time prior to the date that such portion is actually delivered to the tenant.

With respect to Loan No. 6, Salesforce Tower, the 2nd Largest Tenant, JPMorgan Chase Bank, National Association, is subleasing approximately 19,214 square feet to KPMG, 15,231 square feet to Thomas Caterers of Distinction, Inc., 13,335 square feet to Central Indiana Corporate Partnership, Inc., 12,175 square feet to the Greater Indianapolis Chamber of Commerce, Inc. and 6,614 to Indianapolis Downtown, Inc.

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With respect to Loan No. 6, Salesforce Tower, the 3rd Largest Tenant, Bose McKinney & Evans, LLP, is subleasing approximately 12,527 square feet to Caldwell Vanriper, LLC.

With respect to Loan No. 6, Salesforce Tower, the 4th Largest Tenant, Ernst & Young U.S. LLP, has the right to terminate its lease as of September 30, 2020 with 12 months’ notice and the payment of a termination fee.

With respect to Loan No. 8, Crocker Park Phase One & Two, the Largest Tenant, Dick’s Sporting Goods, has the right to pay alternate rent equal to 3% of its gross sales if less than 75% of the net rentable area at Phase One (excluding Dick’s Sporting Goods leased space and any outparcels) is open and operating. Additionally, Dick’s Sporting Goods has the right to terminate its lease if the previously stated co-tenancy provision is not cured in 12 months. The 3rd Largest Tenant, Barnes & Noble, has the right to pay reduced rent if (i) less than 60% of the net rentable area at the Phase One (excluding Barnes & Noble leased space) is open and operating for 12 months or more and (ii) Barnes & Noble’s gross sales have decreased by more than 10% as compared to the trailing-12 month period prior to the trailing-12 month calculation period. Additionally, Barnes & Noble has the right to terminate its lease if the previously stated co-tenancy provision is not cured after the trailing-12 month calculation period. The 5th Largest Tenant, H&M, has the right to pay alternate rent equal to 6% of gross sales if (i)(a) eight of American Eagle, Z Gallery, Hollister, Banana Republic, Limited Too, Ann Taylor, Talbot’s, Express, Victoria Secret and Abercrombie & Fitch, (b) Dick’s Sporting Goods and Barnes & Noble or (c) replacement tenants listed in clauses (a) and (b) consisting of tenants commonly found in first class lifestyle, power or enclosed mall shopping centers or as otherwise reasonably approved by H&M, plus (ii) 80% of the net rentable area in Phase I and Dick’s Sporting Goods and Barnes & Noble are in occupancy and open for business.

With respect to Loan No. 9, 1333 Broadway, the Largest Tenant, URS Corporation, has the right to terminate its lease on or after March 1, 2020, with 12 months’ notice and payment of a termination fee. The tenant also has the right to contract its space by 6,001 square feet (approximately 8.2% of its leased space) at any time on or after March 1, 2018, with nine months’ notice and the payment of a contraction fee. The 2nd Largest Tenant, the U.S. Department of Agriculture, has the right to terminate its lease any time after November 30, 2019, with 90 days’ notice. The 4th Largest Tenant, the State of California Public Utilities Commission, has the right to terminate its lease at any time with 60 days’ notice.

With respect to Loan No. 10, Laguna Design Center, the Largest Tenant, Baker, Knapp and Tubbs, has the right to terminate its lease as of January 31, 2019, with 180 days’ notice. The 3rd Largest Tenant, Thomas Lavin, has the right to terminate its lease on September 30, 2017 or September 30, 2019, in each case with 90 days’ notice and the payment of a termination fee, except that no fee is payable in the event of an early termination on September 30, 2019. The 4th Largest Tenant, Harsey & Harsey, has the right to terminate its lease at any time with 90 days’ notice.

With respect to Loan No. 12.01, National Business Park – 4 Research Way, the Largest Tenant, SES Americom, has the right to reduce its leased space by up to 15% with 12 months’ notice at any time between January 2019 and January 2021. Additionally, the 2nd Largest Tenant, Technicolor USA, has the right to terminate its lease on January 31, 2022 with 12 months’ notice.

With respect to Loan No. 12.04, National Business Park – 105 College Road East, the Largest Tenant, Drinker, Biddle has the right to terminate its lease on March 31, 2018 or March 31, 2019 with 12 months’ notice and payment of unamortized costs.

With respect to Loan No. 14, Vadata - Ashburn Data Center, the Largest Tenant and sole tenant, Vadata, Inc. (“Vadata”), occupies data centers located in three buildings, identified as DC-8, DC-9 and DC-10, in each case pursuant to a separate lease. If the landlord terminates Vadata’s lease at the DC-8 building pursuant to casualty and condemnation provisions and Vadata therefore decides it cannot continue its operations at the DC-9 building, then Vadata may terminate the lease at the DC-9 building by giving written notice to the landlord within 30 days after the termination of the DC-8 lease. Likewise, if the lease at the DC-9 building is terminated due to casualty and condemnation provisions and Vadata decides it cannot continue operations at the DC-8 building, then Vadata may terminate its lease at the DC-8 building by giving written notice to the landlord within 30 days after the termination of the DC-9 lease; however, with respect to the DC-10 building, the landlord must terminate the leases at both the DC-8 and the DC-9

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buildings in order for Vadata to be able to terminate its lease at the DC-10 building by giving written notice to the landlord within 30 days after the termination of the DC-8 and DC-9 leases.

With respect to Loan No. 16, 100 East Wisconsin Avenue, the 3rd Largest Tenant, Wells Fargo Bank, N.A., has the right to terminate its lease as of October 31, 2021, with 12 months’ notice and the payment of a termination fee. The tenant also has the option to contract a portion of its space on either the 12th or 14th floors (not to exceed 50% of the rentable area for such floor) as of October 31, 2021, with 12 months’ notice and the payment of a contraction fee. The 4th Largest Tenant, Johnson Bank, has the right to terminate its lease as of April 30, 2018, with 360 days’ notice and the payment of a termination fee.

With respect to Loan No. 20, Centrica, the Largest Tenant, Santander Consumer USA, Inc., has the right to terminate its lease on September 30, 2024, with 12 months’ notice and payment of a termination fee.

With respect to Loan No. 21, Cicero Marketplace, the 3rd Largest Tenant, Dollar Tree, has the right to pay reduced rent if Price Chopper closes. Additionally, Dollar Tree has the right to terminate its lease if the Price Chopper space remains closed for six months. The 5th Largest Tenant, Men’s Wearhouse, has the right to terminate its lease if more than 50% of the net rentable area is vacant for six months or longer.

With respect to Loan No. 42.03, Fort Wayne Office Portfolio – Executive Center II, the Largest Tenant, Aetna Life Insurance Company, has the right to terminate its lease as of May 31, 2019 provided the tenant gives landlord written notice not later than November 30, 2018 and pays a termination fee in the amount of $379,264.68. In addition, the tenant will have the option to surrender any portion of the premises as of May 31, 2019 provided the tenant gives landlord written notice not later than November 30, 2018 and pay a surrender fee equal to the product of the square footage of the space being surrendered and $6.98.

With respect to Loan No. 44, Douglasville Crossroads, the 3rd Largest Tenant, Shoe Show, Inc., has an option to terminate at the end of its third lease year ending November 30, 2018 and for any lease year thereafter if its gross sales are less than $825,000. The tenant is required to provide 30 days’ notice within 60 days following the end of such lease year.

With respect to Loan No. 45, Seven Bridges, the 4th Largest Tenant, ATI Physical Therapy, has a one-time option to terminate the lease effective on September 30, 2018 with 270 days’ notice. If exercised, the tenant will pay a termination fee of $57,106.64.

(22)

In certain cases, the Principal / Carveout Guarantor name was shortened for spacing purposes.

With respect to Loan Nos. 2 and 27, 693 Fifth Avenue and 415 West 13th Street, there is no separate Carveout Guarantor, and the related borrower is the sole party responsible for any breaches or violations of the nonrecourse carve-out provisions in the mortgage loan documents or the environmental indemnity.

With respect to Loan No. 3, Opry Mills, the obligations and liabilities of the Principal / Carveout Guarantor under the nonrecourse carve-out provisions in the loan documents are capped at $75,000,000.

With respect to Loan No. 4, Westfield San Francisco Centre, the obligations and liabilities of the Principal / Carveout Guarantors under the full recourse carve-out provisions in the loan documents are capped at 10% of the outstanding principal balance of the Westfield San Francisco Centre Whole Loan.

With respect to Loan No. 10, Laguna Design Center, after consummation of the reverse 1031 exchange Donald Engle will own one of the borrowing entities. Donald Engle is obligated under his guaranty for certain breaches or violations of the nonrecourse carve-out provisions attributed to that borrower. William L. Hutchinson is liable for any breach or violation of the nonrecourse carve-outs in the loan documents or the environmental indemnity.

(23)	With respect to Loan No. 1, 9 West 57th Street, the borrowers have pledged both the fee interest in the mortgaged property and the leasehold estate. The borrowers are permitted to terminate the ground lease upon certain terms and conditions in the loan documents which include, without limitation, delivery of a

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new title policy or an endorsement to the existing title policy, confirmation that all space leases will remain in full force and effect and satisfaction of any REMIC requirements.

With respect to Loan No. 4, Westfield San Francisco Centre, the loan is secured in part by the one of the borrower’s leasehold interests in the portion of the mortgaged property known as San Francisco Centre, constituting approximately 23.4% of the total net rentable area, and by the other borrower’s fee simple interest in the portion of the mortgaged property known as the Emporium, constituting approximately 76.6% of the total net rentable area.

With respect to Loan No. 8, Crocker Park Phase One & Two, the borrower is the lessee pursuant to a space lease (the “Underlying Lease”) whereby it leases approximately 38,360 square feet of space (the “Leasehold Space”) on a neighboring retail property which is owned by an affiliate of the sponsor. The Underlying Lease expires in April 2020, with seven five-year extension options, and the Crocker Park Phase One & Two Whole Loan documents require the borrower (and permit the lender) to exercise the options so long as Regal Cinemas Crocker Park 16 (“Regal”) renews its lease at Crocker Park Phase One & Two. The borrower entered into the Underlying Lease in order to accommodate a request by Regal to occupy premises which include space on both the Crocker Park Phase One & Two development (said property, “Crocker Park”) as well as the neighboring Leasehold Space. Consequently, the borrower is party to a direct lease with Regal (the “Crocker-Regal Lease”) whereby it has leased to Regal space in Crocker Park (the “Crocker Portion”) and subleased to Regal the Leasehold Space. The Crocker Portion and the Leasehold Space are in different buildings and are connected by a bridge that goes over a roadway. The borrower has mortgaged its interest in the Leasehold Space to the lender pursuant to the Crocker Park Phase One & Two Whole Loan documents. The Underlying Lease includes (without limitation): (i) notice and cure rights running to the lender, (ii) that any mortgage on the fee interest will be subordinate to the Underlying Lease (and as such, no foreclosure can automatically terminate the Underlying Lease), (iii) the agreement of the landlord pursuant to the Underlying Lease to maintain insurance on the improvements where the Leasehold Space is located that meets standards largely consistent with the Crocker Park Phase One & Two Whole Loan documents and, in the event of a casualty, provided that the Underlying Lease is not terminated in accordance with its terms, proceeds attributable to the Leasehold Space will be held and disbursed by a trustee meeting designated ratings requirements and (iv) the borrower will have the right to terminate the Underlying Lease if the Crocker-Regal Lease is terminated (unless the termination is caused by a default under the Crocker-Regal Lease by the borrower) and the lender will have the right to determine whether to require that the borrower terminate or maintain the Underlying Lease. The Crocker Park Phase One & Two Whole Loan documents provide that if at any time the lender has not received required evidence that all taxes are paid relating to the Leasehold Space or the aforementioned insurance policies relating to the Leasehold Space are maintained, the lender may institute escrows for the same.

With respect to Loan No. 15, Embassy Suites Busch Gardens Hotel, the loan is secured by the subleasehold interest in the mortgaged property, which is subject to a prime ground lease between the Board of Trustees for the Internal Improvement Fund and the University of South Florida Research Foundation Incorporated. The ground sublease expires simultaneously with the prime ground lease (November 7, 2081). Rent under the sublease is $65,000, which was prepaid in full on November 30, 1995.

With respect to Loan No. 26, Hilton Garden Inn Ridgefield Park, the borrower has pledged both the fee interest in the mortgaged property and its subleasehold estate, which is subject to a prime ground lease. In the event of an acquisition by the prime leasehold mortgagee of the fee interest of the borrower in the mortgaged property pursuant to the purchase option under the prime ground lease which grants the prime leasehold mortgagee the right to gain possession of the prime ground lease estate and purchase the fee estate held by the borrower, the loan documents require the lender to release the fee interest held by the borrower upon certain terms and conditions, including, without limitation: (i) no event of default is continuing; (ii) the transfer is not to an affiliate of the borrower; (iii) the borrower delivers an endorsement to the title policy and evidence that the remaining property is not subject to any lien for taxes due or not yet due that are attributable to the fee estate; (iv) delivery of a REMIC opinion; (v) the borrower deposits the proceeds from the sale into a reserve with the lender to be held as additional collateral for the loan; (vi) delivery of evidence that the fee transferee has assumed all obligations and covenants of the borrower under the subordination, non-disturbance and attornment agreement for the loan secured by the prime ground lease; and (vii) delivery of a rating agency confirmation. If the resulting LTV exceeds 125%,

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the borrower must pay down the loan by the amount specified in the loan documents or deliver a REMIC opinion.

With respect to Loan No. 27, 415 West 13th Street, the mortgaged property is subject to a fractured condominium regime that has four units (three “South Units” and one “North Unit”). The borrower owns one of the three South Units and does not control the board. The borrower owns two votes of the condominium board assigned to its unit, Unit 1S, and the other South Units, Unit 2S and Unit 3S have two votes and six votes, respectively, while the owner of the sole North Unit, Unit N1, owns one vote. For board decisions affecting both the South and the North Units, not fewer than eight votes of the north and south board members are required, while for board decisions affecting only the South Units, not fewer than seven votes of the south board members are required. The condominium board is responsible for, among other things, the common elements, budgets, obtaining and maintaining insurance, and managing any sale in connection with the foreclosure of the lien for unpaid common charges. Prior written consent of the mortgagee is required for any amendment that would adversely affect the priority or validity of the lien of the mortgage.

(24)

The classification of the lockbox types is described in the Preliminary Prospectus. See “Description of the Mortgage Pool – Lockbox Accounts” for further details.

With respect to Loan No. 50, Holiday Inn Express Canton, the mortgage loan is structured with a CMA lockbox. However, there was a cash sweep period in effect as of the origination date of the mortgage loan in connection with the scheduled property improvement plan. The borrower was required to deliver written instructions to credit card companies to deposit all revenues into a lockbox account controlled by the lender. In addition, the borrower and property manager are required to deposit all revenue received into the lockbox account. All funds in the lockbox account are swept on each business day to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. All excess cash flow after payment of monthly debt service, required reserves and operating expenses is required to be deposited into an excess cash flow account. The cash sweep period will expire upon the completion of the scheduled property improvement plan so long as a cash sweep period does not exist for any other reason.

(25)	With respect to Loan No. 16, 100 East Wisconsin Avenue, the 100 East Wisconsin Avenue Whole Loan will be serviced under the JPMCC 2016-JP3 Pooling and Servicing Agreement until such time that the controlling pari passu companion loan is securitized, at which point the 100 East Wisconsin Whole Loan will be serviced under the related pooling and servicing agreement. The initial controlling noteholder is JPMCB, or an affiliate, as holder of the related controlling pari passu companion loan.

(26)

Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Debt—Mezzanine Indebtedness,” “—Future Mezzanine Debt” and “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the Preliminary Prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 10, Laguna Design Center, an affiliate of one of the sponsors, DE St. Croix, LLC, has provided an unsecured loan in the amount of $2,140,261 to one of the tenant-in-common borrowers as part of a reverse 1031 exchange. The unsecured note is required to be extinguished no later than January 24, 2017 regardless of whether the note is repaid, and the loan documents require that the equity interests of the related borrower be transferred to the unsecured lender at such time. The unsecured lender has signed a subordination and standstill agreement, which subordinates the unsecured loan to the mortgage loan. See “Description of the Mortgage Pool – Additional Debt – Other Unsecured Indebtedness” in the Preliminary Prospectus for additional details regarding the unsecured loan.

With respect to Loan No. 27, 415 West 13th Street, RREEF Spezial Invest GmbH (“RREEF”), an affiliate of the borrower and sponsor, made an unsecured loan in the original principal amount of $7,000,000 to the borrower. The parties have entered into a subordination and standstill agreement which subordinates the unsecured debt to the mortgage loan and prohibits RREEF from enforcing its remedies so long as the senior loan is outstanding. See “Description of the Mortgage Pool – Additional Debt – Other Unsecured Indebtedness” in the Preliminary Prospectus for details regarding the unsecured loan.

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